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NAME OF CONTRACT: Master Lease Agreement

OTHER CONTRACTING PARTY: LINC Capital Management, a Division of Scientific Leasing, Inc.

ADDRESS: 303 East Wacker Drive
Chicago, Illinois 60601
(312) 946 1000

CONTACT PERSON NAME AND TITLE: Lisa Abraham, Contract Administrator

DATE OF CONTRACT: September 1, 1995

TERM: 3 years (from October 1, 1995)

REVIEWED BY: Leland Thoburn

PURPOSE: Lease of network equipment.

KEY PROVISIONS:

Lease schedule for $516,923.14 worth of network equipment.

Payments are due in advance, on the first of each month. Late payments are subject to a 2% late payment charge per month. (paragraph 1, Term and Rental, Master Lease Agreement). However, there is a five day grace period for this (Paragraph 26, Grace period, Addendum # 1.)

Additions or modifications to the equipment become the possession of LINC. We have to affix labels to the equipment identifying it as LINC equipment if so requested. (Paragraph 2, Title, Master Lease Agreement).

EarthLink is required to maintain a maintenance contract for the leased equipment. (Paragraph 5, Care, Transfer and Use of Equipment, Master Lease Agreement.)

We must notify LINC if we intend to move the leased equipment. (Paragraph 5, Care, Transfer and Use of Equipment, Master Lease Agreement.)

We must insure the equipment against all risks of loss or damage from every and any cause whatsoever, with deductibles and exclusions approved by LINC, and in a form that is satisfactory to LINC. The amount of the insurance must be at least the amount of the leased equipment. (Paragraph 8, Insurance, Master Lease Agreement.)

We cannot encumber the leased equipment, sell it, or do anything that affects the title to the equipment. (Paragraph 11, Representations and Warranties, Master Lease Agreement).

The lease payment factor is 3.2541% per month. (Paragraph c, Minimum Lease Term and

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Monthly Lease Rate, Addendum #1.) However, this lease rate will adjust according to the U.S. Treasury Notes index for notes maturing closest to the 3 year maturity of each equipment schedule, but only on the commencement of a new lease schedule (e.g. once a schedule is in place, the rate is fixed for that schedule). (Paragraph d, Rate Adjustment, Addendum #1.)

First and last was paid at the start of the lease. (Paragraph g, Last Month's Rent, Addendum #1.)

At the end of the lease term, we have three options:

1. Continue to lease the equipment, at the same lease rate but applied to the fair market value at the date of the termination of the lease, or

2. Purchase the equipment, for fair market value which shall not be less than 10% and not more than 20% of the purchase price.

3. Return the equipment.

In order to take advantage of one of these options, we have to notify LINC in writing not more than 180 days and not less than 90 days prior to the expiration of the lease term.

If we do nothing, the lease extends at its current payment amount, on a month to month basis (Paragraph h, End of Term Options, Addendum #1.)

A $5,000 earnest money deposit was made to LINC. (Paragraph j, Earnest money Deposit, Addendum #1.) This money is supposed to be returned minus expenses.

We are to provide LINC with financial information as provided to the Board of Directors, and prompt notice of any material change in our financial status.

We are permitted to use our own personnel to perform routine maintenance and attach other equipment. (Paragraph 27, Maintenance by Lessee, Addendum #1.)

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LINC CAPITAL MANAGEMENT, A DIVISION OF    LINC Capital Management, a division of
SCIENTIFIC LEASING INC.                   Scientific Leasing Inc.
MASTER LEASE AGREEMENT                    303 East Wacker Drive
                                          Chicago, Illinois 60601
                                          (312) 946-1000

Lessee: EarthLink Network, Inc. and Reed E. Slatkin (collectively "Lessee")
Address: 3171 Los Feliz Boulevard,       890 North Kellog Avenue
         Suite 203                       Santa Barbara, CA 93111
         Date:
         Los Angeles, CA 90039

                                         Master Lease Agreement No. 6029

                                        Date:  September 1, 1995
                                              ----------------------

LINC Capital Management, a division of Scientific Leasing Inc. ("Lessor') hereby leases to Lessee and Lessee leases from Lessor, in accordance with the terms and conditions hereinafter set forth, the equipment and property together with all replacement parts, additions, accessories, alterations and repairs incorporated therein or now or hereafter affixed thereto (herein collectively referred to as the "Equipment") described in each Equipment Schedule which may be executed by Lessor and Co-Lessees from time to time (individually a "Schedule" and collectively, the "Schedules"), each of which is made a part hereof. For all purposes of this Master Lease Agreement ("Lease"), each Schedule relating to one or more items of Equipment shall be deemed a separate lease incorporating all of the terms and provisions of this Lease. In the event of a conflict between the terms of this Lease and the terms and conditions of a Schedule, the terms and conditions of the Schedule shall govern and control that Schedule.

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1.   TERM AND RENTAL.  The term of this Lease (the "Minimum Lease Term") for any item of Equipment shall be set forth in the Schedule relating to such item of Equipment and shall commence (the "Commencement Date") on the acceptance Date ("Acceptance Date"), which shall be the applicable of: (1) the date of delivery of the Equipment to Lessee; (2) in the case of Equipment which is the subject of a sale and leaseback between Lessor and Lessee, the date upon which Lessor purchases such Equipment from Lessee; or (3) in the case of Equipment requiring installation, the date of installation of the Equipment. If the Acceptance Date is other than the first day of a calendar quarter, then the Commencement Date of the Minimum Lease Term set forth in any Schedule shall be the first day of the calendar quarter following the month which includes the Acceptance Date and Lessee shall pay to Lessor, in addition to all other sums due hereunder, an amount equal to one-thirtieth of the amount of the average monthly rental payment due or to become due hereunder multiplied by the number of days from and including the Acceptance Date to the Commencement Date of the Minimum Lease Term set forth in the Schedule. Lessee agrees to pay the total rental for the entire term hereof, which shall be the total amount of all rental payments set forth in the Schedule, plus such additional amounts as may become due hereunder or pursuant to any written modification hereof or additional written agreement hereto. Except as otherwise specified in the Schedule, rental payments hereunder shall be monthly and shall be payable in advance on the first day of each month during the term of this Lease beginning with the Commencement Date of the Minimum Lease Term and shall be sent to the address of the Lessor specified in this Lease or in the Schedule or as otherwise directed by the Lessor in writing. Rental payments or any other payments due hereunder not made on or before the due date shall be overdue and shall be subject to a service charge in an amount equal to two percent (2%) per month of the overdue payments or the maximum rate permitted by law whichever is less (the "Service Charge Rate"). If Lessor shall at any time accept a rental payment after it shall become due, such acceptance shall not constitute or be construed as a waiver of any or all of Lessor's rights hereunder, including without limitation those rights of Lessor set forth in Sections 12 and 13 hereof.

2. TITLE. This is an agreement of lease only. Lessee shall have no right, title or interest in or to the Equipment leased hereunder, except as to the use thereof subject to the terms and conditions of this Lease. All of the Equipment shall remain personal property (whether or not the Equipment may at any time become attached or affixed to real property). The Equipment is and shall remain the sole and exclusive property of Lessor or its assignees. All replacement parts, modifications, repairs, alterations, additions and accessories incorporated in or affixed to the Equipment (herein collectively called "additions" and included in the definition of "Equipment"), whether before or after the Commencement Date, shall become the property of Lessor upon being so incorporated or affixed and shall be returned to Lessor as provided in
Section 3. Upon the request of Lessor, Lessee will affix to the Equipment labels or other markings supplied by Lessor indicating its ownership of the Equipment and shall keep the same affixed for the entire term of this Lease. Lessee agrees to promptly execute and deliver or cause to be executed and delivered to Lessor and Lessor is hereby authorized to record or file, any statement and/or instrument requested by Lessor for the purpose of showing Lessor's interest in the Equipment, including without limitation, financing statements, security agreements, and waivers with respect to rights in the Equipment from any owners or mortgagees of any real estate where the Equipment may be located. In the event that Lessee fails or refuses to execute and/or file Uniform Commercial Code financing statements or other instruments or recordings which Lessor or its assignee reasonably deems necessary to perfect or maintain perfection of Lessor's or its assignee's interests hereunder, Lessee hereby appoints Lessor as Lessee's limited attorney-in-fact to execute and record all documents necessary to perfect or maintain the perfection of Lessor's interests hereunder. Lessee shall pay Lessor for any costs and fees relating to any filings hereunder including, but not limited to, costs, fees, searches, document preparation, documentary stamps, privilege taxes and reasonable attorneys' fees. If any item of Equipment includes computer software, Lessee shall execute and deliver and shall cause Seller (as hereinafter defined) to deliver all such documents as are necessary to effectuate assignment of all applicable software licenses to Lessor. Lessee shall at its expense: (i) indemnify, protect and defend Lessor's title to the Equipment from and against all persons claiming against or through Lessee; (ii) at all times keep the Equipment free from any and all liens, encumbrances, attachments, levies, executions, burdens, charges or legal process of any and every type whatsoever, except this lease; (iii) give Lessor immediate

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written notice of any breach of this Lease described in clause (ii); and (iv)
indemnify, protect and save Lessor harmless from any loss, cost or expense (including reasonable attorneys' fees) caused by the Lessee's breach of any of the provisions of this Lease.

3. ACCEPTANCE AND RETURN OF EQUIPMENT. Lessor shall, at any time prior to unconditional acceptance of all Equipment by Lessee, have the right to cancel this Lease with respect to such Equipment (and if the Equipment or any portion thereof has not previously been delivered, Lessor may refuse to pay for the Equipment or any portion thereof or refuse to cause the same to be delivered) if: (a) the Acceptance Date with respect to any item of Equipment to be leased pursuant to any Schedule, has not occurred within sixty (60) days of the estimated Acceptance Date set forth in such Schedule or (b) there shall be, in the reasonable judgment of Lessor, a material adverse change in the financial condition or credit standing of Lessee or of any guarantor of Lessee's performance under this Lease since the date of the most recent financial statements of Lessee or of such guarantor submitted to Lessor. Upon any cancellation by Lessor pursuant to this Section or the provisions of any Schedule, Lessee shall forthwith reimburse to Lessor all sums paid by Lessor with respect to such Equipment plus all costs and expenses of Lessor incurred in connection with such Equipment and any interest or rentals due hereunder in connection with such Equipment and shall pay to Lessor all other sums then due hereunder, whereupon if Lessee is not in then in default and has fully performed all of its obligations hereunder, Lessor will, upon request of Lessee, transfer to Lessee without warranty or recourse any rights that Lessor may then have with respect to such Equipment Lessee agrees to promptly execute and deliver to Lessor (in no event later than 15 days after the Acceptance Date) a confirmation by Lessee of unconditional acceptance of the Equipment in the form supplied by Lessor (the "Equipment Acceptance"). Lessee agrees, before execution of the aforesaid Equipment Acceptance, to inform Lessor in writing of any defects in the Equipment, or in the installation thereof, which have come to the attention of Lessee or its agents and which might give rise to a claim by Lessee against the Seller or any other person. If Lessee fails to give notice to Lessor of any such defects or fails to deliver to Lessor the Equipment Acceptance as provided herein, it shall be deemed an acknowledgment by Lessee (for purposes of this Lease only) that no such defects in the Equipment or its installation exist and it shall be conclusively presumed, solely as between Lessor and its assignees and Lessee, that such Equipment has been unconditionally accepted by Lessee for lease hereunder. Except as otherwise provided in any Schedule, Lessee shall provide Lessor ninety (90) days prior written notice of its intention to return the Equipment upon expiration of the Minimum Lease Term. Upon expiration or the cancellation or termination of the Lease with respect to any Equipment, Lessee shall, at its own expense, assemble, crate, insure and deliver all of the Equipment and all of the service records and all software and software documentation subject to this Lease and any Schedules hereto to Lessor in the same good condition and repair as when received, reasonable wear and tear resulting only from proper use thereof excepted, to such reasonable destination within the continental United States as Lessor shall designate. Lessee shall, immediately prior to such return of each item of Equipment, provide to Lessor a letter from the manufacturer of the equipment or another service organization reasonably acceptable to Lessor certifying that said item is in good working order, reasonable wear and tear resulting only from proper use thereof excepted, that such item is eligible for a maintenance agreement by such manufacturer and all software is included thereon. If any computer software requires relicensing when removed from Lessee's premises, Lessee shall bear all costs of such relicensing. If Lessee fails for any reason to provide the notice set forth above or to re-deliver the Equipment back to Lessor in accordance with the terms set forth above, Lessee shall pay to Lessor, at Lessor's election, an amount equal to the highest monthly payment set forth in the Schedule for a period of not less than three
(3) months and at the end of such period of time ("Holdover Period"), Lessee shall return the Equipment to Lessor as provided herein. If Lessee fails or refuses to return the Equipment as provided herein at the end of any Holdover Period, Lessee shall pay to Lessor, at Lessor's option, an amount equal to one hundred percent (100%) of the highest monthly payment set forth in the Schedule or the highest rate permitted by law, whichever is less, for each month or portion thereof, until Lessee so returns the Equipment to Lessor.

4. DISCLAIMER OF WARRANTIES. Lessee HAS EXCLUSIVELY SELECTED AND CHOSEN THE TYPE, DESIGN, CONFIGURATION, SPECIFICATION AND QUALITY OF THE EQUIPMENT HEREIN LEASED AND THE VENDOR, DEALER, SELLER, MANUFACTURER OR SUPPLIER THEREOF (HEREIN COLLECTIVELY CALLED "SELLER"), AS SET FORTH IN THE SCHEDULES. LESSOR MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, THE CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS, ADAPTABILITY, ANY IMPLIED WARRANTY OF QUIET ENJOYMENT OR NONINTERFERENCE OR SUITABILITY FOR ANY PARTICULAR PURPOSE, AND, Lessee LEASES, HIRES AND RENTS THE EQUIPMENT "WHERE IS, AS IS." Lessee understands and agrees that neither Seller, nor any agent of Seller, is an agent of Lessor or is in any manner authorized to waive or alter any term or condition of this Lease. Lessor shall not be liable for any loss or damage suffered by Lessee or by any other person or entity, direct or indirect or consequential, including, but not limited to, business interruption and injury to persons or property, resulting from non-delivery or late delivery, installation, failure or faulty operation, condition, suitability or use of the Equipment leased by Lessee hereunder, or for any failure of any representations, warranties or covenants made by the Seller. Any claims of Lessee shall not be made against Lessor but shall be made, if at all, solely and exclusively against Seller, or any persons other than the Lessor. Lessor hereby authorizes Lessee to enforce during the term of this Lease, in its name, but at Lessee's sole effort and expense, all warranties, agreements or representations, if any, which may have been made by Seller to Lessor or to Lessee, and Lessor hereby assigns to Lessee solely for the limited purpose of making and prosecuting any such claim, all rights which Lessor may have against Seller for breach of warranty or other representation respecting the Equipment.

5. CARE, TRANSFER AND USE OF EQUIPMENT. Lessee, at its own expense, shall maintain the Equipment in good operating condition, repair and appearance in accordance with Seller's specifications and in compliance with all applicable laws and regulations and shall protect the Equipment from deterioration except for reasonable wear and tear resulting only from proper use thereof. When generally offered, Lessee shall, at its expense, keep a maintenance contract in full force and effect, throughout the term of this Lease and any Schedule hereto. The disrepair or inoperability of the Equipment regardless of the cause thereof shall not relieve Lessee of the obligation to pay rental hereunder. Lessee shall not make any modification, alteration or addition to the Equipment (other than normal operating accessories or controls).

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Lessee will not, and will not permit anyone other than the authorized field engineering representatives of Seller or other maintenance organization reasonably acceptable to Lessor to effect any inspection, adjustment, preventative or remedial maintenance or repair to the Equipment. Lessee may not
(a) relocated or operate the Equipment at locations other than the premises of Lessee specified in the applicable Schedule (the "Premises"), except with Lessor's prior written consent, which shall not be unreasonably withheld if such other location within the continental United States, or (b) SELL, CONVEY, TRANSFER, ENCUMBER, PART WITH POSSESSION OF, OR ASSIGN ANY ITEM OF EQUIPMENT OR ANY OF ITS RIGHTS HEREUNDER AND ANY SUCH PURPORTED TRANSACTION SHALL BE NULL AND VOID AND OF NO FORCE OR EFFECT. In the event of a relocation of the Equipment or any item thereof to which Lessor consents, all costs (including any additional property taxes or other taxes and any additional expense of insurance coverage) resulting from any such relocation, shall be promptly paid by Lessee upon presentation to Lessee of evidence supporting such cost. Lessor shall have the right during normal hours upon reasonable notice to Lessee, subject to applicable laws and regulations, to enter Lessee's Premises in order to inspect, observe, affix labels or other markings, or to exhibit the Equipment to prospective purchasers or future Lessees thereof, or to otherwise protect Lessor's interest therein.

6. NET LEASE. THIS LEASE AND ANY SCHEDULE HERETO IS A NET LEASE, AND ALL PAYMENTS HEREUNDER ARE NET TO LESSOR. All taxes, assessments, licenses, and other charges including, without limitation personal property taxes and sales, use and leasing taxes and penalties and interest on such taxes) imposed, levied or assessed on the ownership, possession, rental or use of the Equipment during the term of this Lease and any Schedule hereto (except for Lessor's federal or state net income taxes) shall be paid by Lessee when due and before the same shall become delinquent, whether such taxes are assessed or would ordinarily be assessed against Lessor or Lessee. To the extent possible under applicable law, for personal property or advalorem tax return purposes only, Lessee shall include the Equipment on such returns as may be required, which returns shall be timely filed by it. In any event, Lessee shall file all tax returns required for itself or Lessor and Lessor hereby appoints Lessee as its attorney-in-fact for such purpose. In case of failure by Lessee to so pay said taxes, assessments, licenses or other charges, Lessor may pay all or any part of such items, in which event the amount so paid by Lessor including any interest or penalties thereon and reasonable attorneys' fees incurred by Lessor shall be immediately paid by Lessee to Lessor as additional rental hereunder. Lessee shall promptly pay all costs, expenses and obligations of every kind and nature incurred in connection with the use or operation of the Equipment which may arise or become due during the term of this Lease and any Schedule hereto, whether or not specifically mentioned herein. In case of failure by Lessee to comply with any provision of this Lease and any Schedule hereto, Lessor shall have the right, but no the obligation, to effect such compliance on behalf of Lessee. In such event, all costs and expenses incurred by Lessor in effecting such compliance shall be immediately paid by Lessee to Lessor as additional rental hereunder.

7. INDEMNITY. Lessee shall and does hereby agree to indemnify, defend and hold Lessor and its assigns harmless from and against any and all lability, loss, costs, injury, damage, penalties, suits, judgements, demands, claims, expenses and disbursements (including without limitation, reasonable attorneys' fees) of any kind whatsoever arising out of, on account of, or in connection with this Lease and the Equipment leased hereunder, including, without limitation, its manufacture, selection, purchase, delivery, rejection, installation, ownership, possession, leasing, renting, operation, control, use, maintenance and the return thereof. This indemnity shall survive the Minimum Lease Term or earlier cancellation or termination of this Lease and any Schedule hereto.

8. INSURANCE. Commencing on the date that risk of loss or damage passes to Lessor from the Seller and continuing until Lessee has re-delivered possession of the Equipment to Lessor, Lessee shall, at its own expense, keep the Equipment (including all additions thereto) insured against all risks of loss or damage from every and any cause whatsoever in such amounts (but in no event less than the greater of the replacement value thereof or the amount set forth in the applicable Casualty Schedule, whichever is higher) with such deductibles and exclusions as approved by Lessor and in such form as is satisfactory to Lessor. All such insurance policies shall protect Lessor and Lessor's assignee(s) as loss payees as their interests may appear. Lessee shall also, at its own expense, carry public liability insurance, with Lessor and Lessor's assignee(s) as an additional insured, in such amounts with such companies and in such form as is satisfactory to Lessor, with respect to injury to person or property resulting from or based in any way upon or in any way connected with or relating to the installation, use or alleged use, or operation of any or all of the Equipment, or its location or condition. Not less than ten days prior to the Acceptance Date, Lessee shall deliver to Lessor satisfactory evidence of such insurance and shall further deliver evidence of renewal of each such policy not less than thirty (30) days prior to expiration thereof. Each such policy shall contain an endorsement providing that the insurer will give Lessor not less than thirty (30) days prior written notice of the effective date of any alteration, change, cancellation, or modification of such policy or the failure by Lessee to timely pay all required premiums, costs or charges with respect thereto. Upon Lessor's request, Lessee shall cause its insurance agent(s) to execute and deliver to Lessor Loss Payable Clause Endorsement and Additional Insured Endorsement (bodily injury and property damage liability insurance) forms provided to Lessee by Lessor. In case of the failure to procure or maintain such insurance, Lessor shall have the right, but not the obligation, to obtain such insurance and any premium paid by Lessor shall be immediately due and payable by Lessee to Lessor as additional rent hereunder. The maintenance of any policy or policies of insurance pursuant to this Section shall not limit any obligation or liability of Lessee pursuant to Sections 7 or 9 or any other provision of this Lease and any Schedule hereto.

9. RISK OF LOSS. Until such time as the Equipment is returned and delivered to and accepted by Lessor, pursuant to the terms of this Lease and any Schedule hereto, Lessee hereby assumes and shall bear the entire risk of loss, damage, theft and destruction of the Equipment, or any portion thereof, from any cause whatsoever ("Equipment Loss"). Without limitation of the foregoing, no Equipment Loss shall relieve Lessee in any way from its obligations hereunder. Lessee shall promptly notify Lessor in writing of any Equipment Loss. In the event of any such Equipment Loss, Lessee shall: (a) in the event Lessor determines such Equipment to be repairable, promptly place, at Lessee's expense, the Equipment in good repair, condition and working order in accordance with Seller's specifications and to the satisfaction of Lessor; or (b) in the event of an actual or constructive total loss of any item of

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Equipment, at Lessor's option: (i) promptly replace, at Lessee's expense, the
Equipment with like equipment of the same or a later model with the same additions as the Equipment, and in good repair, condition and working order in accordance with the Seller's specifications and to the satisfaction of Lessor; or (ii) immediately pay to Lessor the amount obtained by multiplying the Actual Equipment Cost as specified in the applicable Schedule by the percentage contained in the applicable Casualty Schedule for the date of such Equipment Loss plus, any unpaid rentals or any amounts due hereunder or, if no Casualty Schedule has been made a part of any applicable Schedule, an amount equal to the present value of the total amount of unpaid rentals and all other amounts due and to become due under any applicable Schedule during the term thereof as of the date of any payment, discounted at a rate equal to discount rate of the Federal Reserve Bank of Chicago as of the Commencement Date of the Lease with respect to each applicable Schedule, plus an additional amount equal to the fair market value of the Equipment immediately prior to the loss, theft, damage, or destruction, but in no event shall the amount of such fair market value be less than twenty percent (20%) of the actual cost of the Equipment. In the event Lessee is required to repair or replace any such item of Equipment pursuant to Subsections (a) or (b)(i) of the preceding sentence, the insurance proceeds received by Lessor, if any, pursuant to Section 8, after the use of such funds to pay any unpaid amounts then due hereunder, shall be paid to Lessee or, if applicable, to a third party repairing or replacing the Equipment upon Lessee's furnishing proof satisfactory to Lessor that such repair or replacement has been completed in a satisfactory manner. In the event Lessor elects option (b)(ii), Lessee shall be entitled to a credit against the payment required by said Subsection in an amount equal to such insurance proceeds actually received by Lessor pursuant to Section 8 on account of such Equipment, and, upon payment by Lessee to Lessor of all of the sums required pursuant to Subsection (b)(ii), the applicable Schedule shall terminate with respect to such item of Equipment and Lessee shall be entitled to whatever interest Lessor may have in such item "as is, where is" and "with all faults" in its then condition and location without warranties of any type whatsoever, express or implied.

10. COVENANTS OF LESSEE. Lessee agrees that its obligations under this Lease and any Schedule hereto, including without limitation, the obligation to pay rental, are irrevocable and absolute, shall not abate for any reason whatsoever (including any claims against Lessor), and shall continue in full force and effect regardless of any inability of Lessee to use the Equipment or any part thereof for any reason whatsoever including, without limitation, war, act of God, storms, governmental regulations, strike or other labor troubles, loss, damage, destruction, disrepair, obsolescence, failure of or delay in delivery of the Equipment, or failure of the Equipment to properly operate for any cause.
In the event of any alleged claim (including a claim which would otherwise be in the nature of a set-off) against Lessor, Lessee shall fully perform and pay its obligations hereunder (including all rents, without set-off or defense of any kind) and its only exclusive recourse against Lessor shall be by a separate action. Lessee agrees to furnish promptly to Lessor the annual financial statements of Lessee (and of any guarantors of Lessee's performance under this Lease and any Schedule hereto), prepared in accordance with generally accepted accounting principles and certified by independent certified public accountants, and such interim financial statements of Lessee as Lessor may require during the entire term of this Lease and any Schedule hereto. Lessee, if requested, shall provide at Lessee's expense an opinion of its counsel acceptable to Lessor affirming the covenants, representations and warranties of Lessee under this Lease and any Schedule hereto.

11. REPRESENTATIONS AND WARRANTIES. In order to induce Lessor in enter into this Lease and any Schedule hereto and to lease the Equipment to Lessee hereunder, Lessee represents and warrants that: (a) FINANCIAL STATEMENTS. (i) applications, financial statements, and reports which have been submitted by Lessee and any Obligors (as hereinafter defined) to Lessor are, and all information hereafter furnished by Lessee and Obligors to Lessor will be, true and correct in all material respects as of the date submitted; (ii) as of the date hereof, the date of any Schedule and any Acceptance Date, there has been no material adverse change in any matter stated in such applications, financial statements and reports; and, (iii) none of the foregoing omit or omitted to state any material fact. (b) ORGANIZATION. Lessee is an organizational entity described on the signature page hereof and is duly organized, validly existing and is duly qualified to do business and is in good standing in each State in which the Equipment will be located. (c) AUTHORITY. Lessee has full power, authority and right to execute, deliver and perform this Lease and any Schedule hereto, and the execution, delivery and performance hereof has been authorized by all necessary action of Lessee. (d) ENFORCEABILITY. This Lease and any Schedule or other document executed in connection therewith has been duly executed and delivered by Lessee and any Obligor and constitutes a legal, valid and binding obligation of Lessee and any Obligor enforceable in accordance with its terms.
(e) CONSENTS. The execution, delivery and performance of this Lease and any Schedule hereto does not require any approval or consent of any stockholders, partners or proprietors or of any trustee or holders of any indebtedness or obligations of Lessee, and will not contravene any law, regulation, judgment or decree applicable to Lessee, or the certificate of incorporation, partnership agreement, by-laws or other governing documents of Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien upon any property of Lessee under any mortgage, instrument or other agreement to which Lessee is a party or by which Lessee or its assets may be bound or affected. Except as disclosed, no authorization, approval, license, filing or registration with any court or governmental agency or instrumentality is necessary in connection with the execution, delivery, performance, validity and enforceability of this Lease and any Schedule, hereto. (f) TITLE. On each Commencement Date, Lessor shall have good and marketable title to the items of Equipment which is subject to this Lease and any Schedule hereto on such date, free and clear of all liens, except the lien of Seller which will be released upon receipt of payment. Lessee warrants that no party has a security interest in the Equipment which will not be released on or before payment by Lessor to Seller of the Equipment and that the Equipment is and shall at all times remain personal property regardless of how it may be affixed to any real property. (g) LITIGATION. There is no action, suit, investigation or proceeding by or before any court, arbitrator, agency or governmental authority pending or threatened against or affecting Lessee: (i) which involves the Equipment or the transactions contemplated by this Lease and any Schedule hereto; or (ii) which, if adversely determined, could have a material adverse effect on the financial condition, business or operation of Lessee.

12. EVENTS OF DEFAULT. An event of default ("Event of Default") shall occur hereunder if Lessee or any Obligor ("Obligor" shall include any guarantor or surety of any obligations of Lessee to Lessor under this Lease and any Schedule hereto): (i) fails to pay any installment of rent or other payment required hereunder when due; or (ii) attempts to or does remove from the Premises (except a relocation with Lessor's consent as provided in Section 5), sell, transfer, encumber, part with possession of, or sublet any item of the Equipment; or (iii) shall suffer or have suffered, in the reasonable judgment of Lessor, a material adverse change in its financial condition since the date of the last financial statements submitted to Lessor, and as a result thereof Lessor deems itself to be insecure, or any of the statements or other documents or information submitted at any time heretofore or hereafter by Lessee or Obligor to Lessor has misstated or shall misstate or has failed or shall fail to state a material fact; or (iv) breaches or shall have breached any representation or warranty made or given by Lessee or Obligor in this Lease or in any other document furnished to Lessor in connection herewith, or any such representation or warranty shall be untrue or, by reason of failure to state a material fact or otherwise, shall be misleading; or (v) fails to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder, and such failure or breach shall continue unremedied for a period of ten days after the earlier of (a) the date on which Lessee obtains, or should have obtained knowledge of such failure or breach, or (b) the date on which notice thereof shall be given by Lessor to Lessee; or (vi) shall become insolvent or bankrupt or make an assignment for the benefit of creditors or consent to the appointment of a trustee or receiver, or a trustee or receiver shall be appointed for a substantial part of its property without its consent, or bankruptcy or reorganization or insolvency proceeding shall be instituted by or against Lessee or Obligor; or (vii) conveys, sells, transfers or assigns substantially all of Lessee's or Obligor's assets or ceases doing business as a going concern, or, if a corporation, ceases to be in good standing or files a statement of intent to dissolve, or abandons any or all of the Equipment; or
(viii) shall be in breach of or default under any lease or other agreement at any time executed with Lessor or any other lessor or with any lender to Lessee or Obligor.

13. REMEDIES. Upon the occurrence of an Event of Default (the "Default Date") set forth in Section 12 and at any time thereafter, Lessor may, in its sole and absolute discretion, do any one or more of the following: (a) upon notice to Lessee cancel all or any portion of this Lease and some or all Schedules executed pursuant thereto; (b) upon notice, enter Lessee's Premises and without removal of the Equipment, render the Equipment unusable or, require Lessee to assemble the Equipment and make it available to Lessor at a place designated by Lessor, and/or dispose of the Equipment by sale or otherwise (all of which determinations may be made by Lessor in its sole and absolute discretion) without any duty to account for such action or inaction or for any proceeds or profits with respect thereto; (c) declare immediately due and payable all sums due and to become due hereunder for the full term of the Lease (including any renewal or purchase obligations which Lessee has contracted to pay); (d) with or without canceling this Lease, recover from Lessee damages, in an amount equal to the sum of: (i) all unpaid rent and other amounts that became due and payable on, or prior to, the Default Date, (ii) the present value of all future rentals and other amounts described in the Lease and not included in (i) above discounted to the Default Date at a rate equal to the discount rate of the Federal Reserve Bank of Chicago as of the Commencement Date of the Lease with respect to each Schedule (which discount rate, Lessee agrees is a commercially reasonable rate which takes into account the facts and circumstances at the time such Schedule commenced), (iii) all commercially reasonable costs and expenses incurred by Lessor in enforcing Lessor's rights under this Lease, including but not limited to, costs of repossession, recovery, storage, repair, sale, re-lease and reasonable attorneys' fees, (iv) the estimated residual value of the Equipment as of the expiration of the Lease, (v) any indemnity amount payable to Lessor; and (vi) interest on all of the foregoing from the Default Date until the date payment is received by Lessor at 2 1/2% in excess of the Prime Rate (or its equivalent) per annum in effect on the date of such payment at the First National Bank of Chicago) or the highest rate permitted by law, whichever is less; (e) exercise any other right or remedy which may be available to it under the Uniform Commercial Code or any other applicable law. Lessor reserves the right, in its sole and absolute discretion, to release or sell any or all of the Equipment at a public auction or in a private sale, at such time, on such terms and with such notice as Lessor shall in its sole and absolute discretion deem reasonable. In such event, without any duty on Lessor's part to effect any such re-lease or sale of the Equipment, Lessor will credit the present value of any proceeds from such sale or re-lease actually received and retainable by it (net of any and all costs or expenses) discounted from the date of Lessor's receipt thereof to the Default Date at 2 1/2% in excess of the Prime Rate (or its equivalent) per annum in effect on the date of such payment at the First National Bank of Chicago, or the highest rate permitted by law, whichever is less to the amounts due to Lessor from Lessee under the provisions of (c), (d) and/or (e) above. A cancellation of this Lease shall occur only upon notice by Lessor and only as to such items of Equipment as Lessor specifically elects to cancel and this Lease shall continue in full force and effect as to the remaining items of Equipment, if any. If this Lease and/or any Schedule is deemed at any time to be one intended as security, Lessee agrees that the Equipment shall secure, in addition to the indebtedness set forth herein, any other indebtedness at any time owing by Lessee to Lessor. No remedy referred to in this Section is intended to be exclusive, but shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. No express or implied waiver by Lessor of any default shall constitute a waiver of any other default by Lessee or a waiver of any of Lessor's rights.

14. ASSIGNMENT BY LESSOR. LESSOR MAY (WITH OR WITHOUT NOTICE TO Lessee) SELL, TRANSFER, ASSIGN OR GRANT A SECURITY INTEREST IN ALL OR ANY PART OF ITS INTEREST IN THIS LEASE, ANY SCHEDULE, ANY ITEMS OF EQUIPMENT OR ANY AMOUNT PAYABLE HEREUNDER. In such an event Lessee shall, upon receipt of notice, acknowledge any such sale, transfer, assignment or grant of a security interest and shall pay its obligations hereunder or amounts equal thereto to the respective transferee, assignee or secured party in the manner specified in any instructions received from Lessor. Notwithstanding any such sale, transfer, assignment or grant of a security interest by Lessor and so long as no event of default shall have occurred hereunder, neither Lessor nor any transferee, assignee or secured party shall interfere with Lessee's right of use or quiet enjoyment of the Equipment. In the event of such sale, transfer, assignment or grant of a security interest in all or any part of this Lease and any Schedule hereto, or in the Equipment or in sums payable hereunder, as aforesaid, Lessee agrees to execute such documents as may be reasonably necessary to evidence, secure and complete such sale, transfer, assignment or grant of a security interest and to perfect the transferee's, assignee's or secured party's interest therein and Lessee further agrees that the rights of any transferee, assignee or secured party shall not be subject to any defense, set-off or counterclaim that Lessee may have against Lessor or any other party, including the Seller, which defenses, set-offs and counterclaims shall be asserted only against such party, and that any such transferee, assignee or secured party shall have all of Lessor's rights hereunder, but shall assume none of Lessor's obligations hereunder. Lessee acknowledges that any assignment or transfer by Lessor shall not materially change Lessee's duties or obligations under this Lease nor materially increase the burdens and risks imposed on Lessee. Lessee agrees that Lessor may assign or transfer this Lease or Lessor's interest in the Equipment even if said assignment or transfer could be deemed to materially affect the interests of Lessee. Nothing in the preceding sentence shall affect or impair the provisions of Section 4, Section 10 or any other provision of this Lease.

15. AMENDMENTS. This Lease and any Schedule hereto contain the entire agreement between the parties with respect to the Equipment, this Lease and any Schedule hereto and there is no agreement or understanding, oral or written, which is not set forth herein. This Lease and any Schedule hereto may not be altered, modified, terminated or discharged except by a writing signed by the party against whom such alteration, modification, termination or discharge is sought.

Lessee' Initials  /s/
                 ------

16. LAW. This Lease and any Schedule hereto shall be binding only when accepted by Lessor at its corporate headquarters in Illinois and shall in all respects be governed and construed, and the rights and the liabilities of the parties hereto determined, except for local filing requirements, in accordance with the laws of the State of Illinois. Lessee WAIVES TRIAL BY JURY AND SUBMITS TO THE JURISDICTION OF THE FEDERAL DISTRICT COURTS OF COMPETENT JURISDICTION OR ANY STATE COURT WITHIN THE STATE OF ILLINOIS AND WAIVES ANY RIGHT TO ASSERT THAT ANY ACTION INSTITUTED BY LESSOR IN ANY SUCH COURT IS IN THE IMPROPER VENUE OR SHOULD BE TRANSFERRED TO A MORE CONVENIENT FORUM.

Lessee' Initials  /s/
                 ------

17. INVALIDITY. In the event that any provision of this Lease and any Schedule hereto shall be unenforceable in whole or in part, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Lease or any Schedule hereto, as circumstances may require, and this Lease and the applicable Schedule shall be construed as if said provision had been incorporated herein as so limited, or as if said provision had not been included herein, as the case may be without invalidating any of the remaining provisions hereof.

18. MISCELLANEOUS. All notices and demands relating hereto shall be in writing and mailed by certified mail, return receipt requested, to Lessor or Lessee at their respective addresses above or shown in the Schedule, or at any other address designated by notice served in accordance herewith. Notice shall become effective when deposited in the United States mail, with proper postage prepaid, addressed to the party intended to be served at the address designated herein. All obligations of Lessee shall survive the termination or expiration of this Lease and any Schedule hereto. Should Lessor permit use by Lessee of any Equipment beyond the Minimum Lease Term, or, if applicable, any exercised extension or renewal term, the lease obligations of Lessee shall continue and such permissive use shall not be construed as a renewal of the term thereof, or as a waiver of any right or continuation of any obligation of Lessor hereunder, and Lessor may take possession of any such Equipment at any time upon demand.
If more than one Lessee is named in this Lease, the liability of each shall be joint and several. Lessee shall, upon request of Lessor from time to time, perform all acts and execute and deliver to Lessor all documents which Lessor deems reasonably necessary to implement this Lease and any Schedule hereto, including, without limitation, certificates addressed to such persons as Lessor may direct stating that this Lease and the Schedule hereto is in full force and effect, that there are no amendments or modifications thereto, that Lessor is not in default hereof or breach hereunder, setting forth the date to which rentals due hereunder have been paid, and stating such other matters as Lessor may request. This Lease and any Schedule hereto shall be binding upon the parties and their successors, legal representatives and assigns. Lessee's successors and assigns shall include, without limitation, a receiver, debtor-in-possession, or trustee of or for Lessee. If any person, firm, corporation or other entity shall guarantee this Lease and the performance by Lessee of its obligations hereunder, all of the terms and provisions hereof shall be duly applicable to such Obligor.

19. LESSEE' WAIVERS. To the extent permitted by applicable law, Lessee hereby waives any and all rights and remedies conferred upon a Lessee by Article 2A of the Uniform Commercial Code as adopted in any jurisdiction, including but not limited to Lessee's rights to: (i) cancel this Lease; (ii) repudiate this Lease;
(iii) reject the Equipment; (iv) revoke acceptance of the Equipment; (v) recover damages from Lessor for any breaches of warranty or for any other reason; (vi) claim a security interest in the Equipment in Lessee's possession or control for any reason (vii) deduct all or any part of any claimed damages resulting from Lessor's default, if any, under this Lease; (viii) accept partial delivery of the Equipment (ix) "cover" by making any purchase or lease of or contract to purchase or lease Equipment in substitution for those due from Lessor; (x) recover any general, special, incidental, or consequential damages for any reason whatsoever; and (xi) specific performance, replevin, detinue, sequestration, claim, and delivery of the like for any Equipment identified to this Lease. To the extent permitted by applicable law, Lessee also hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease or otherwise use any Equipment in mitigation of Lessor's damages as set forth in Paragraph 13 or which may otherwise limit or modify any of Lessor's rights or remedies under Paragraph 13.

20. COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed an original. Each Schedule shall be executed in three (3) serially numbered counterparts each of which shall be deemed an original but only counterpart number 1 shall constitute "chattel paper" or "collateral" within the meaning of the Uniform Commercial Code in any jurisdiction.

21. ADDENDUM. ("X" if applicable) [X] See Addendum(s) attached hereto and made a part hereof.

The person executing this Lease for and on behalf of Lessee warrants and represents, which warranty and representation shall survive the expiration or termination of this Lease, that this Lease and the execution hereof has been duly and validly authorized by Lessee, constitutes a valid and binding obligation of Lessee and that he has authority to make such execution for and on behalf of Lessee.

IN WITNESS WHEREOF, this Lease has been executed by Lessee this 1st day of September, 1995.

     ACCEPTED AT CHICAGO, ILLINOIS

LINC CAPITAL MANAGEMENT, A DIVISION OF
SCIENTIFIC LEASING INC.
Lessor


By: /s/ [illegible signature]
   ------------------------------------
Title: Vice President of Operations
      ---------------------------------
Date:  1/5/96
     ----------------------------------


EARTHLINK NETWORK, INC.                     REED E. SLATKIN
(Lessee)                                    (Lessee)

By: /s/ [illegible signature]               By: /s/ Reed E. Slatkin
   ------------------------------------        -------------------------------
Title  Pres & Ceo                           Title
      ---------------------------------           ----------------------------
Date   8/28/95                              Date   8/30/95
    -----------------------------------          -----------------------------

                               ADDENDUM NO. 1 TO
                         MASTER LEASE AGREEMENT NO. 6029
                             DATED AS OF 9/1/95
                                     BETWEEN
                            LINC CAPITAL MANAGEMENT,
                A DIVISION OF SCIENTIFIC LEASING INC., AS LESSOR
                                       AND
                          EARTHLINK NETWORK, INC.  AND
                            REED E. SLATKIN, AS LESSEE

     This Addendum is attached to and forms part of that certain Master Lease Agreement No. 6029 dated as of September 1, 1995, between LINC CAPITAL MANAGEMENT, A DIVISION OF SCIENTIFIC LEASING INC. ("Lessor" or "LINC") and EARTHLINK NETWORK, INC. and REED E. SLATKIN, (collectively "Lessee"), (the "Lease") agreeing as follows:

A. Terms defined in the Lease shall have the same meanings herein unless otherwise expressly set forth herein or other wise required by context hereof.

B. The following shall be added to the terms of the Lease and are hereby incorporated therein by reference.

C. To the extent any terms or conditions contained in this Addendum may be inconsistent or conflict with any terms or conditions contained in the Lease, the terms and conditions contained in this Addendum shall govern and control.

22. LEASING OF EQUIPMENT

    a. LEASE LINE. Subject to the terms and conditions herein set forth and in the applicable Equipment Schedule, and provided no event of default under the Lease shall have occurred and be then continuing, Lessor agrees to purchase and lease to Lessee, from time to time, the "Equipment" (as defined below). The aggregate "Cost" (as defined below) of Equipment purchased by Lessor pursuant to this Section 22.a shall in no event exceed $500,000.00 (the "Lease Line Amount"). All "Takedowns" (as defined below) shall be completed on or before February 1, 1996 (the "Last Takedown Date").

     b. EQUIPMENT.

       (1) Lessor will purchase new ISDN ports, new dial-up modems, terminal servers and other new network and ancillary equipment related thereto (the "Equipment") from Lessee or from vendors designated by Lessee. All Equipment shall be located in Lessee's locations in Los Angeles County, California. The amount paid for the Equipment (hereinafter "Cost") will be equal to the lesser of (i) 100% of the manufacturers' net invoice price (excluding applicable sales or use taxes, freight, installation, and similar charges), (ii) the then fair market value for each piece of Equipment or (iii) the net book value for each piece of Equipment (determined in accordance with generally accepted accounting principles).

       (2) All Equipment shall be tangible personal property eligible for MACRS depreciation under the Internal Revenue Code of 1986, as amended. The depreciation benefits arising from the Equipment will be for the account of Lessor.

       (3) Each piece of Equipment, its vendor and all purchase orders, invoices and related documents will be subject to review and approval by Lessor prior to funding any Takedown. The amount advanced shall be equal to 100% of Equipment Cost. No unit of Equipment with an aggregate Cost less thin $1,000.00 shall be included in the Equipment subject to this Master Lease.

    c. MINIMUM LEASE TERM AND MONTHLY LEASE RATE. The Minimum Lease Term shall be 36 months. The applicable Monthly Lease Rate factor shall be 3.2541% of Cost per month, subject to Rate Adjustments described below. All Monthly Lease Rate payments shall be payable monthly, in advance.

    d. RATE ADJUSTMENT. The Monthly Lease Rate Factor will be indexed to the yield for U.S. Treasury Notes maturing closest to the date three (3) years from the commencement date of each Equipment Schedule (the "Index Instrument") currently 6.10% for the 9.25% Treasury Notes maturing August, 1998 as reported in the WALL STREET JOURNAL dated July 31, 1995. The Monthly Lease Rate Factor shall be adjusted to provide for any increase in the yield of the Index Instrument on the commencement date of each Equipment Schedule. Upon commencement of each Equipment Schedule, the Monthly Lease Rate Factor shall be fixed for the Minimum Lease Term of such Equipment Schedule.

    f. TAKEDOWNS. "Takedown" means the payment of the Cost of the Equipment for any Equipment Schedule by LINC. All Schedules shall commence on the first day of the calendar quarter following Lessee's acceptance of all Equipment on each Equipment

Schedule. The initial Takedown for Equipment Schedule 001 shall be for at least $250,000 and shall include any Equipment Lessor accepts and purchases from Lessee. The initial Takedown shall occur on or before to October 1, 1995. Any Equipment purchased after the initial Takedown shall be funded on subsequent Takedowns through additional Equipment Schedules of at least $100,000.00 each up to the amount of the Cost of such Equipment. Each Equipment Schedule will include all purchases of Equipment made for Equipment on a progress payment basis in the previous calendar quarter not previously included in an Equipment Schedule.

    g. LAST MONTH'S RENT. An amount equal to $16,270.50, representing Lessor's estimate of the last Monthly Lease Rate payment based upon the Monthly Lease Rate Factor and based upon Equipment Cost equal to the aggregate Lease Line Amount, will be invoiced and due at the time of the commencement of Equipment Schedule 001 and this rent will be applied to the last Monthly Lease Payment due under each Equipment Schedule on a pro rata basis. If the entire Lease Line Amount is not fully funded by February 1, 1996, then the unused amount of the last Monthly Lease Rate payment under this paragraph shall be retained by Lessor.

    h. END OF TERM OPTIONS. Provided that this Master Lease has not been terminated and that no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, Lessee shall elect one of the following options in clauses (i),
(ii), or (iii) below:

        (i) Lessee's Option to Renew: At the expiration of the Minimum Lease Term of Schedule No. 001, Lessee may elect to renew the Master Lease with respect to all, and not less than all, of the Equipment under all Schedules to the Master Lease at their respective expiration dates for not less than twelve (12) months at the Equipment's Fair Rental Value (as defined below), but not less than 1% or more than 2% of Equipment Cost per month, which rent shall be paid monthly in advance plus any applicable taxes.

        (ii) Lessee's Option to Purchase: At the expiration of the Minimum Lease Term of Schedule No. 1, Lessee may elect to purchase all, but not less than all, of the Equipment under all Schedules to the Master Lease at their respective expiration dates for a purchase price equal to the then "Fair Market Value" (as defined below), but not less than 10% or more than 20% of Equipment Cost thereof as of the end of the Minimum Lease Term applicable to each Equipment Schedule, plus any applicable sales or other transfer taxes payable as a result of such sale plus any amounts that remain unpaid to Lessor under the Lease.

        (iii) Lessee's Option to Return: At the expiration date of Minimum Lease Term of Schedule No. 001, Lessee may elect to return all, but not less than all, of the Equipment under all Schedules to the Master Lease at their respective expiration dates in accordance with the return provisions of Section 3 of the Lease.

The foregoing options in clauses (i), (ii), or (iii) shall be exercised by written notice delivered to Lessor not more than 180 days and not less than ninety (90) days prior to the expiration of the Minimum Lease Term of the Equipment which are subject to Schedule No. 001.

If none of the foregoing options in clauses (i), (ii), or (iii) of this section is duly exercised by Lessee, this Lease shall be automatically extended at the highest rental rate in effect immediately prior to the expiration date of the Minimum Lease Term applicable to Schedule No. 001 with respect to all Equipment covered by any Equipment Schedule from the expiration date of the Minimum Lease Term of each Schedule on a month-to-month basis. Lessee may terminate any such extended term on ninety (90) days' prior written notice to Lessor and so long as with such notice Lessee elect one of the options described in clauses (i), (ii), or (iii) above.

Fair Market Value or Fair Rental Value, as the case may be, shall be determined on the basis of and shall be equal in amount to the value which would be obtained in an arm's-length transaction between an informed and willing buyer-user or lessee-user (other than a used equipment dealer) and an informed and willing seller or lessor under no compulsion to sell or lease, on the assumptions that: all such Equipment (a) is being sold "in place and in use";
(b) is free and clear of all liens and encumbrances; (c) is in the condition required upon the return of the Equipment under Sections 3 and 5 of this Lease;
(d) and does not include any additions which Lessee may have incorporated into the Equipment as may be permitted under paragraph 2 of the Lease. In such determination, costs of removal from the location of current use by Lessee shall be in addition to such value(s). Notwithstanding anything contained herein to the contrary, Fair Rental Value shall not exceed the Monthly Lease Rate Factor applicable to the Minimum Lease Term of each Equipment Schedule.

The purchase of the Equipment by Lessee pursuant to any options herein granted shall be "AS IS, WHERE IS," without recourse to or any warranty by Lessor, other than a warranty that the Equipment is free and clear of liens and encumbrances resulting by or through acts of Lessor.

    j. EARNEST MONEY DEPOSIT. Lessor acknowledges receipt of $5,000.00 (the "Earnest Money Deposit") from Lessee. The Earnest Money Deposit will be first applied to legal expenses, due diligence expenses, and on-site document preparation costs (if such service is requested by Lessee) (legal and due diligence expenses not to exceed $5,000.00 provided Lessor's standard lease documents are used). Any remainder shall then be applied to the initial Monthly Lease Rate payment which is due Lessor upon commencement of the Equipment Schedule 001. If Lessee do not execute and deliver all documents required by Lessor, the Earnest Money Deposit or any unapplied portion thereof will be retained by Lessor.

k. CONDITIONS PRECEDENT TO LEASING. In addition to any other document or item requested by Lessor, Lessee shall deliver the items set forth below in form and substance acceptable to Lessor. With respect to the Initial Takedown the following items:



     (1) Execution and delivery by Lessee to Lessor the following documents prior to the Initial Takedown:

          (a) Master Lease Agreement;
          (b) Addendum No. 1 to Master Lease Agreement;
          (c) Equipment Schedule(s), as required by Lessor;
          (d) Secretary's certificate as to board of directors' resolutions and incumbency;
          (e) UCC-1 financing statements and protective fixture filings signed by Lessee (to be filed prior to the earlier of funding or, for Equipment delivered after the date of the Lease, delivery of Equipment to Lessee) along with any UCC Amendments relating thereto for any prior, present or subsequent Equipment Schedule;
          (f) Progress Payment Authorization (if applicable);
          (g) Bill(s) of sale for Equipment sold by Lessee to Lessor (if applicable);
          (h) Purchase Agreement Assignment of agreements between Lessee and its Equipment vendors for new Equipment (if applicable); and
          (i) The Warrant described in Section 24. below.

     (2) Delivery to Lessor of executed copies of the following Documents prior to the Initial Takedown:

          (a) Legal opinion of Lessee's Counsel, in form and substance acceptable to Lessor;
          (b) Certificate of insurance;
          (c) Release or subordination of all security interests in favor of any other party granted by Lessee or the owners of Equipment to be sold to Lessor which cover either the Equipment to be sold or include "after acquired" Equipment clauses in favor of such other party ("Equipment Liens"), (if applicable); and
          (d) Release, disclaimer or subordination agreements (if required by Lessor) by each owner of any premises in which Equipment will be located of any landlord's lien or other right which a real property owner might claim in the Equipment to be leased hereunder.


     (3) With respect to Subsequent Takedowns occurring prior to February 1, 1996 the following items will be required to be delivered and executed, if applicable, prior to each Subsequent Takedown:

          (a) Equipment Schedule(s), as needed by Lessor;
          (b) Secretary's certificate as to board of directors' resolutions and incumbency (if requested by Lessor);
          (c) UCC-1 financing statements and protective fixture filings signed by Lessee (to be filed prior to the earlier of funding or delivery of Equipment to Lessee) along with any UCC Amendments relating thereto for any prior, present, or subsequent Equipment Schedule;
          (d) Progress Payment Authorization, (if applicable);
          (e) Bill(s) of sale for Equipment sold by Lessee to Lessor (if applicable);
          (f) Purchase Agreement Assignment of agreements between Lessee and its Equipment vendors for new Equipment (if applicable);
          (g) Updated legal opinion (if requested by Lessor);
          (h) Certificate of insurance (if requested by Lessor);
          (i) Release of "Equipment Liens" (if applicable);
          (j) Landlord subordination agreements or Equipment Waiver agreements acceptable to Lessor; (if applicable);
          (k) Original invoices issued to Lessor (or copies of invoices to Lessee and canceled checks of Lessee);
          (l) Amendments to Articles of Incorporation and By-Laws (if applicable);

     (4) The following other documents shall also be required to be delivered by Lessee prior to or within 30 days after any Takedown:

          (a) Copies of invoices to Lessee and canceled checks of Lessee or original invoices billed to Lessor for all items of Equipment proposed for the initial Takedown(s)
          (b) Certified copies of the Lessee's Articles of Incorporation

          (c) Current Financial Statements prepared by Lessee or its independent auditor not previously furnished to Lessor, if any

23. PROGRESS PAYMENTS

As requested, progress payments will be made for any unit of equipment with an aggregate cost over $1,000 per invoices to vendors in accordance with Lessor's standard procedures. Interim rent on progress payments on Equipment shall be payable from the date progress payments are made to the commencement date of the corresponding Equipment Schedule.

Lessee shall deliver to Lessor Lessee's authorization, not less than 30 days prior to the due date thereof and in a form acceptable to Lessor, to make a progress payment and, provided on such due date no Events of Default have occurred and be continuing hereunder or under the Lease, Lessor shall make the progress payment set forth to the manufacturer(s) or supplier(s) as set forth in such authorization. In respect of such progress payments so made by Lessor, Lessee agrees as follows:

     (i) to pay the Lessor or Lessor's Assignee a daily rental amount equal to the product of the aggregate amount of progress payments actually made by Lessor multiplied by the Lease Rate Factor as set forth in each applicable Equipment Schedule divided by thirty (30) from the date such progress payments are in fact made. Such payment shall be made by Lessee to Lessor immediately upon Lessee's receipt of a written request therefor (but not more than one such payment shall be made within any given period of thirty
     (30) days) accompanied by evidence reasonably satisfactory to Lessee indicating the amount and date of payment by Lessor of the progress payments in respect of which such payment is so requested;

     (ii) in the event Lessee shall not deliver Lessee's Equipment Acceptance Form in respect of the Equipment to Lessor on or before three (3) months from the date of the first progress payment made hereunder (unless such period is extended by mutual written agreement of Lessor and Lessee), to pay to Lessor or Lessor's Assignee, upon demand, an amount equal to the sum of all progress payments theretofore made by Lessor pursuant to this provision, together with unpaid daily rental amounts thereon;

     (iii) Lessee acknowledge and understand that Lessor may elect to borrow all or a portion of the progress payments required of Lessor under this provision and that as security therefor, Lessor may assign the applicable Equipment Schedule, including but not limited to Lessor's rights hereunder, to the lender of such amounts so borrowed. Lessee agree, without notice to Lessee, Lessor may make such assignment in connection with any such borrowing and for the protection and benefit of Lessor and any such assignee, the rights of Lessor or its assignee in and to such payments shall be absolute and unconditional under all circumstances, notwithstanding: (I) any set-off, abatement, reduction, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, the manufacturer(s) or seller(s) of the Equipment, or any other person for any reason whatsoever; or (ii) any defect in condition, operation, fitness or use, damage or destruction of the Equipment, or failure of the manufacturer(s) or supplier(s) to deliver the Equipment for any reason whatsoever; or (iii) or any insolvency, bankruptcy, reorganization or similar proceedings instituted by or against the Lessor or Lessee.

24. REPORTS

Lessee shall furnish to Lessor the following: (1) financial and operating performance data as is provided to members of Earthlink Network Inc.'s Board of Directors, investors and, if applicable, the S.E.C. and (2) prompt written notice of any material adverse change in Lessee's financial condition or business prospects. LINC shall not disseminate or otherwise disclose any of the information furnished under this paragraph 24 to any other party except to the extent necessary to service, monitor, protect, establish or enforce its rights under the Lease. The information furnished shall not be deemed confidential and subject to this covenant to the extent (a) the information was in the public domain at the time it was communicated to the recipient by the other party; (b) it entered the public domain subsequent to the time it was communicated to the recipient by the other party through no fault of the recipient; (c) it was in the recipient's possession free of any obligation of confidence at the time it was communicated to the recipient by the other party; (d) it was rightfully obtained by the recipient from a third party under no obligation of confidentiality to the other party; or (e) the communication was in response to a valid order by a court or other governmental body or was otherwise required by law.

25. JOINT AND SEVERAL LIABILITY

Earthlink Network, Inc. and Reed E. Slatkin shall each be deemed a Lessee and shall be required jointly and severally liable as Lessee to LINC. Earthlink Network, Inc. and Reed E. Slatkin shall be jointly and severally bound by the terms of the Lease.



26. GRACE PERIOD

26. GRACE PERIOD

Notwithstanding paragraphs 1 (Term and Rental) and 12 (Events of Default), no payment shall be subject to imposition of the Service Charge Rate nor shall an Event of Default be deemed to have occurred if the payment required to be made shall be made within five (5) days of the due date.

27. MAINTENANCE BY LESSEE

Notwithstanding paragraph 5 of the Lease, Lessee may perform routine maintenance and make necessary non-material modifications to the Equipment using its own personnel provided that such service is performed in a good and workmanlike manner, shall not adversely affect the value of the Equipment and does not invalidate any warranty or service contract which may be in effect.

28. OPINION OF COUNSEL

Lessee shall provide at Lessee's expense, an opinion of its counsel to LINC in form and substance substantially in conformance with the Form of Legal Opinion of Counsel attached hereto as Exhibit A and made an integral part hereof.

IN WITNESS WHEREOF, this Addendum has been executed by a duly authorized officer of Lessee as of the 1st day of September, 1995.


EARTHLINK NETWORK, INC.                 REED E. SLATKIN
(Lessee)                                (Lessee)

By: /s/ Sky Dayton                      By:/s/ Reed E. Slatkin
   ----------------------                  ----------------------
Name:  Sky Dayton                       Name:
      -------------------                     -------------------
Title: Pres & CEO                       Title:  8/30/95
      -------------------                     -------------------


LINC CAPITAL MANAGEMENT, A DIVISION OF SCIENTIFIC LEASING INC.
(Lessor)


By: /s/ Mark K. Zimmerman
   ----------------------
Name: Vice President of Operations
      -------------------
Title:   1/5/96
      -------------------

                               ADDENDUM NO. 2 TO
                        MASTER LEASE AGREEMENT NO. 6029

                          DATED AS OF SEPTEMBER 1, 1995
                                    BETWEEN

                            LINC CAPITAL MANAGEMENT,
                A DIVISION OF SCIENTIFIC LEASING INC., AS LESSOR
                                     AND
                          EARTHLINK NETWORK, INC.  AND
                           REED E. SLATKIN, AS LESSEE


     This Addendum is attached to and forms part of that certain Master Lease Agreement No. 6029 dated as of September 1, 1995, between LINC CAPITAL MANAGEMENT, A DIVISION OF SCIENTIFIC LEASING INC. ("Lessor" or "LINC") and EARTHLINK NETWORK, INC. and REED E. SLATKIN, (collectively "Lessee"), (the "Lease") agreeing as follows:

A. Terms defined in the Lease shall have the same meanings herein unless otherwise expressly set forth herein or otherwise required by context hereof.

B. The following shall be added to the terms of the Lease and are hereby incorporated therein by reference.

C. To the extent any terms or conditions contained in this Addendum may be inconsistent or conflict with any terms or conditions contained in the Lease, the terms and conditions contained in this Addendum shall govern and control.

29.  LEASING OF EQUIPMENT

     a. LEASE LINE. Subject to the terms and conditions herein set forth and in the applicable Equipment Schedule(s), and provided no event of default under the Lease shall have occurred and be then continuing, Lessor agrees to purchase and lease to Lessee, from time to time, the "Equipment" (as defined below). The aggregate "Cost" (as defined below) of Equipment purchased by Lessor pursuant to this Section 29.a shall in no event exceed $1,500,000.00 (the "Lease Line Amount"). All "Takedowns" (as defined below) shall be completed on or before September 1, 1996 (the "Last Takedown Date").

     b.  EQUIPMENT.

          (1) Lessor will purchase new ISDN ports, new dial-up modems, terminal servers and other new network and ancillary equipment related thereto (the "Equipment") from Lessee or from vendors designated by Lessee. All Equipment shall be located in Lessee's locations in Los Angeles County, California. The amount paid for the Equipment (hereinafter "Cost") will be equal to the lesser of (i) 100% of the manufacturers' net invoice price (excluding applicable sales or use taxes, freight, installation, and similar charges), (ii) the then fair market value for each piece of Equipment or (iii) the net book value for each piece of Equipment (determined in accordance with generally accepted accounting principles).

         (2) All Equipment shall be tangible personal property eligible for MACRS depreciation under the Internal Revenue Code of 1986, as amended. The depreciation benefits arising from the Equipment will be for the account of Lessor.

         (3) Each piece of Equipment, its vendor and all purchase orders, invoices and related documents will be subject to review and approval by Lessor prior to funding any Takedown. The amount advanced shall be equal to 100% of Equipment Cost. No unit of Equipment with an aggregate Cost less than $1,000.00 shall be included in the Equipment subject to this Master Lease, unless such a unit of Equipment, upon attachment to another unit of Equipment, forms one functional piece of Equipment having an aggregate Cost in excess of $1,000.00.

     c. MINIMUM LEASE TERM AND MONTHLY LEASE RATE. The Minimum Lease Term shall be 36 months. The applicable Monthly Lease Rate factor shall be 3.2541% of Cost per month, subject to Rate Adjustments described below. All Monthly Lease Rate payments shall be payable monthly, in advance.

     d. RATE ADJUSTMENT. The Monthly Lease Rate Factor will be indexed to the yield for U.S. Treasury Notes maturing closest to the date three (3) years from the commencement date of each Equipment Schedule (the "Index Instrument") currently 6.00% for the 4.75% Treasury Notes maturing September, 1998 as reported in the WALL STREET JOURNAL dated September 9, 1995. The Monthly Lease Rate Factor shall be adjusted to provide for any increase in the yield of the Index Instrument on the commencement date of each Equipment Schedule. Upon commencement of each Equipment Schedule, the Monthly Lease Rate Factor shall be fixed for the Minimum Lease Term of such Equipment Schedule.

     e. TAKEDOWNS. "Takedown" means the payment of the Cost of the Equipment for any Equipment Schedule by LINC. All Schedules shall commence on the first day of the calendar quarter following Lessee's acceptance of all Equipment on each Equipment Schedule. Any Equipment purchased shall be funded on Takedowns through Equipment Schedules of at least $100,000.00 each, up to the amount of the Cost of such Equipment. The Aggregate Takedowns for Equipment Schedules prior to April 1, 1996 shall total at least $750,000 and shall include any Equipment Lessor accepts and purchases from Lessee. All Takedowns shall occur on or before September 1, 1996. Each Equipment Schedule will include all purchases of Equipment made for Equipment on a progress payment basis in the previous calendar quarter not previously included in an Equipment Schedule.

     f.  LAST MONTH'S RENT.   An amount equal to $48,811.50, representing
Lessor's estimate of the last Monthly Lease Rate payment based upon the Monthly Lease Rate Factor and based upon Equipment Cost equal to the aggregate Lease Line Amount, will be invoiced and due at the time of the commencement of Equipment Schedule 002 and this rent will be applied to the last Monthly Lease Payment due under each Equipment Schedule on a pro rata basis. If the entire Lease Line Amount is not fully funded by September 1, 1996, then the unused amount of the last Monthly Lease Rate payment under this paragraph shall be retained by Lessor.

     g. END OF TERM OPTIONS. Provided that this Master Lease has not been terminated and that no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, Lessee shall elect one of the following options in clauses (i), or
(ii) below:

              (i) Lessee's Option to Renew: Lessee may elect to renew the Master Lease with respect to all, and not less than all, of the Equipment under all Schedules to the Master Lease at their respective expiration dates, effective upon the expiration of the Minimum Lease Term of Schedule Number 002, for not less than twelve (12) months at the Equipment's Fair Rental Value (as defined below), but not less than 1% or more than 2% of Equipment Cost per month, which rent shall be paid monthly in advance plus any applicable taxes.

              (ii) Lessee's Option to Purchase: Lessee may elect to purchase all, but not less than all, of the Equipment under all Schedules to the Master Lease at their respective expiration dates, effective upon the expiration of the Minimum Lease Term of Schedule Number 002, for a purchase price equal to the then "Fair Market Value" (as defined below), but not less than 10% or more than 20% of Equipment Cost thereof as of the end of the Minimum Lease Term applicable to each Equipment Schedule, plus any applicable sales or other transfer taxes payable as a result of such sale plus any amounts that remain unpaid to Lessor under the Lease.


The foregoing options in clauses (i), or (ii) shall be exercised by written notice delivered to Lessor not more than 180 days and not less than ninety (90) days prior to the expiration of the Minimum Lease Term of the Equipment which are subject to Schedule No. 001.

If one of the foregoing options in clauses (i) or (ii) of this section is duly exercised by Lessee, this Lease shall be automatically extended at the highest rental rate in effect immediately prior to the expiration date of the Minimum Lease Term applicable to Schedule No. 002 with respect to all Equipment covered by any Equipment Schedule from the expiration date of the Minimum Lease Term of each Schedule on a month-to-month basis. Lessee may terminate any such extended term on ninety (90) days' prior written notice to Lessor and so long as with such notice Lessee elect one of the options described in clauses (i) or (ii) above.

Fair Market Value or Fair Rental Value, as the case may be, shall be determined on the basis of and shall be equal in amount to the value which would be obtained in an arm's-length transaction between an informed and willing buyer-user or lessee-user (other than a used equipment dealer) and an informed and willing seller or lessor under no compulsion to sell or lease, on the assumptions that: all such Equipment (a) is being sold "in place and in use";
(b) is free and clear of all liens and encumbrances; (c) is in the condition required upon the return of the Equipment under Sections 3 and 5 of this Lease;
(d) and does not include any additions which Lessee may have incorporated into the Equipment as may be permitted under paragraph 2 of the Lease. In such determination, costs of removal from the location of current use by Lessee shall be in addition to such value(s). Notwithstanding anything contained herein to the contrary, Fair Rental Value shall not exceed the Monthly Lease Rate Factor applicable to the Minimum Lease Term of each Equipment Schedule.

The purchase of the Equipment by Lessee pursuant to any options herein granted shall be "AS IS, WHERE IS," without recourse to or any warranty by Lessor, other than a warranty that the Equipment is free and clear of liens and encumbrances resulting by or through acts of Lessor.

     h. EARNEST MONEY DEPOSIT. Lessor acknowledges receipt of $15,000.00 (the "Earnest Money Deposit") from Lessee. The Earnest Money Deposit will be first applied to legal expenses, due diligence expenses, and on-site document preparation costs (if such service is requested by Lessee) (legal and due diligence expenses not to exceed $5,000.00 provided Lessor's standard lease documents are used). Any remainder shall then be applied to the initial Monthly Lease Rate payment which is due Lessor upon commencement of the Equipment
Schedule 002. If Lessee does not execute and deliver all documents required by Lessor, the Earnest Money Deposit or any unapplied portion thereof will be retained by Lessor.

     i. CONDITIONS PRECEDENT TO LEASING. In addition to any other document or item requested by Lessor, Lessee shall deliver the items set forth below in form and substance acceptable to Lessor. With respect to the Initial Takedown the following items:

     (1) Execution and delivery by Lessee to Lessor the following documents prior to the Initial Takedown:

              (a)  Addendum No. 2 to Master Lease Agreement;
              (b)  Equipment Schedule(s), as required by Lessor;
              (c) Secretary's certificate as to board of directors' resolutions and incumbency;
              (d) UCC-1 financing statements and protective fixture filings signed by Lessee (to be filed prior to the earlier of funding or, for Equipment delivered after the date of the Lease, delivery of Equipment to Lessee) along with any UCC Amendments relating thereto for any prior, present or subsequent Equipment Schedule;
              (e)  Progress Payment Authorization (if applicable)
              (f) Bill(s) of sale for Equipment sold by Lessee to Lessor (if applicable);
              (g) Purchase Agreement Assignment of agreements between Lessee and its Equipment vendors for new Equipment (if applicable); and
              (h)  The Warrant described in Section 33. below.

     (2) Delivery to Lessor of executed copies of the following Documents prior to the Initial Takedown:
              (a) Legal opinion of Lessee's Counsel, in form and substance acceptable to Lessor;
              (b)  Certificate of insurance;
              (c) Release or subordination of all security interests in favor of any other party granted by Lessee or the owners of Equipment to be sold to Lessor which cover either the Equipment to be sold or include "after acquired" Equipment clauses in favor of such other party ("Equipment Liens"), (if applicable); and
              (d) Release, disclaimer or subordination agreements (if required by Lessor) by each owner of any premises in which Equipment will be located of any landlord's lien or other right which a real property owner might claim in the Equipment to be leased hereunder.

     (3) With respect to Subsequent Takedowns occurring prior to September 1, 1996 the following items will be required to be delivered and executed, if applicable, prior to each Subsequent Takedown:

              (a)  Equipment Schedule(s), as needed by Lessor;
              (b) Secretary's certificate as to board of directors' resolutions and incumbency (if requested by Lessor);
              (c) UCC-1 financing statements and protective fixture filings signed by Lessee (to be filed prior to the earlier of funding or delivery of Equipment to Lessee) along with any UCC Amendments relating thereto for any prior, present, or subsequent Equipment Schedule;
              (d)  Progress Payment Authorization, (if applicable);
              (e) Bill(s) of sale for Equipment sold by Lessee to Lessor (if applicable);
              (f) Purchase Agreement Assignment of agreements between Lessee and its Equipment vendors for new Equipment (if applicable);
              (g)  Updated legal opinion (if requested by Lessor);
              (h)  Certificate of insurance (if requested by Lessor);
              (i)  Release of "Equipment Liens" (if applicable);
              (j) Landlord subordination agreements or Equipment Waiver agreements acceptable to Lessor; (if applicable);
              (k) Original invoices issued to Lessor (or copies of invoices to Lessee and canceled checks of Lessee);
              (l)  Amendments to Articles of Incorporation and By-Laws
                   (if applicable);

     (4) The following other documents shall also be required to be delivered by Lessee prior to or within 30 days after any Takedown:

              (a) Copies of invoices to Lessee and canceled checks of Lessee or original invoices billed to Lessor for all items of Equipment proposed for the initial Takedown(s)
              (b)  Certified copies of the Lessee's Articles of Incorporation
              (c) Current Financial Statements prepared by Lessee or its independent auditor not previously furnished to Lessor, if any

30. PROGRESS PAYMENTS

If requested, progress payments will be made for any unit of equipment with an aggregate cost over $1,000 per invoices to vendors in accordance with Lessor's standard procedures. Interim rent on progress payments on Equipment shall be payable from the date progress payments are made to the commencement date of the corresponding Equipment Schedule.

 Lessee shall deliver to Lessor Lessee's authorization, not less than 30 days prior to the due date thereof and in a form acceptable to Lessor, to make a progress payment and, provided on such due date no Events of Default have occurred and be continuing hereunder or under the Lease, Lessor shall make the progress payment set forth to the manufacturer(s) or supplier(s) as set forth in such authorization. In respect of such progress payments so made by Lessor, Lessee agrees as follows:

      (i) to pay the Lessor or Lessor's Assignee a daily rental amount equal to the product of the aggregate amount of progress payments actually made by Lessor multiplied by the Lease Rate Factor as set forth in each applicable Equipment Schedule divided by thirty (30) from the date such progress payments are in fact made. Such payment shall be made by Lessee to Lessor immediately upon Lessee's receipt of a written request therefor (but not more than one such payment shall be made within any given period of thirty
      (30) days) accompanied by evidence reasonably satisfactory to Lessee indicating the amount and date of payment by Lessor of the progress payments in respect of which such payment is so requested;

      (ii) in the event Lessee shall not deliver Lessee's Equipment Acceptance Form in respect of the Equipment to Lessor on or before three (3) months from the date of the first progress payment made hereunder (unless such period is extended by mutual written agreement of Lessor and Lessee), to pay to Lessor or Lessor's Assignee, upon demand, an amount equal to the sum of all progress payments theretofore made by Lessor pursuant to this provision, together with unpaid daily rental amounts thereon;

      (iii) Lessee acknowledge and understand that Lessor may elect to borrow all or a portion of the progress payments required of Lessor under this provision and that as security therefor, Lessor may assign the applicable Equipment Schedule, including but not limited to Lessor's rights hereunder, to the lender of such amounts so borrowed. Lessee agree, without notice to Lessee, Lessor may make such assignment in connection with any such borrowing and for the protection and benefit of Lessor and any such assignee, the rights of Lessor or its assignee in and to such payments shall be absolute and unconditional under all circumstances, notwithstanding: (I) any set-off, abatement, reduction, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, the manufacturer(s) or seller(s) of the Equipment, or any other person for any reason whatsoever; or (ii) any defect in condition, operation, fitness or use, damage or destruction of the Equipment, or failure of the manufacturer(s) or supplier(s) to deliver the Equipment for any reason whatsoever; or (iii) or any insolvency, bankruptcy, reorganization or similar proceedings instituted by or against the Lessor or Lessee.

 31. REPORTS

 Lessee shall furnish to Lessor the following: (1) financial and operating performance data as is provided to members of Earthlink Network Inc.'s Board of Directors, investors and, if applicable, the S.E.C. and (2) prompt written notice of any material adverse change in Lessee's financial condition or business prospects. LINC shall not disseminate or otherwise disclose any of the information furnished under this paragraph 24 to any other party except to the extent necessary to service, monitor, protect, establish or enforce its Rights under the Lease. The information furnished shall not be deemed confidential and subject to this covenant to the extent (a) the information was in the public domain at the time it was communicated to the recipient by the other party; (b) it entered the public domain subsequent to the time it was communicated to the recipient by the other party through no fault of the recipient; (c) it was in the recipient's possession free of any obligation of confidence at the time it was communicated to the recipient by the other party;
 (d) it was rightfully obtained by the recipient from a third party under no obligation of confidentiality to the other party; or (e) the communication was in response to a valid order by a court or other governmental body or was otherwise required by law.

 32. LIABILITY OF LESSEE

 EarthLink Network, Inc. and Reed E. Slatkin shall each be deemed a Lessee and shall be jointly and severally liable as Lessee to Lessor. EarthLink Network, Inc. and Reed E. Slatkin shall be jointly and severally bound by the terms of the Lease. However, Lessor will release Reed E. Slatkin from his obligations as Lessee upon the occurrence of any of the following events: (i) EarthLink Network, Inc. experiences a positive cash flow for three (3) consecutive months, as determined in accordance with generally accepted accounting principals; (ii) upon the completion of a public offering of EarthLink Network, Inc.'s stock, if such stock offering establishes the creditworthiness of EarthLink on a standalone basis, in Lessor's sole opinion; or (iii) by mutual consent of Lessor and Lessee.

 Any release by Lessor of Reed E. Slatkin as Lessee shall not affect EarthLink Network, Inc.'s obligations to Lessor.

 33. WARRANTS

 Lessee shall issue to Lessor warrants to purchased 10,000 shares of EarthLink Network, Inc.'s stock. Such stock shall be issued of the same class and for the same price as last sold to unaffiliated investors pursuant to any equity financing in excess of $500,000.00 (hereinafter the "Warrants"). Currently, EarthLink Network, Inc.'s common stock price is approximately $24.18 per share.

 The Warrants will be issued to Lessor by Lessee upon the execution of the lease documents set forth in 29.i(1) of this Addendum and shall be exercisable for ten (10) years, beginning from the commencement date of Schedule No. 002. The terms of the Warrants shall include piggyback registration rights on a pro rata basis with shares of other shareholders, acceptable anti dilution rights, and shall provide for a cashless exercise of the Warrants by Lessor.

34. GRACE PERIOD

Notwithstanding paragraphs 1 (Term and Rental) and 12 (Events of Default), no payment shall be subject to imposition of the Service Charge Rate nor shall an Event of Default be deemed to have occurred if the payment required to be made shall be made within five (5) days of the due date.

35. MAINTENANCE BY LESSEE

Notwithstanding paragraph 5 of the Lease, Lessee may perform routine maintenance and make necessary non-material modifications to the Equipment using its own personnel, provided that such service is performed in a good and workmanlike manner, shall not adversely affect the value of the Equipment, and does not invalidate any warranty or service contract which may be in effect.

36. OPINION OF COUNSEL

Lessee shall provide at Lessee's expense, an opinion of its counsel to LINC in form and substance substantially in conformance with the Form of Legal Opinion of Counsel attached hereto as Exhibit A and made an integral part hereof.


IN WITNESS WHEREOF, this Addendum has been executed by a duly authorized officer of Lessee as of the 16th day of January, 1996.


EARTHLINK NETWORK, INC.                      REED E. SLATKIN
(Lessee)                              (Lessee)

By: /s/ Sky Dayton                          By: /s/ Reed E. Slatkin
    ---------------------------------           -----------------------------
Name:  Sky Dayton                           Name:
      -------------------------------             ---------------------------

      Its Founder, Chairman & CEO           Title:
      -------------------------------             ---------------------------


LINC CAPITAL MANAGEMENT, A DIVISION OF SCIENTIFIC LEASING INC.
(Lessor)

By:      /s/ Mark K. Zimmerman
      --------------------------------
Name:    MARK K. ZIMMERMAN
      --------------------------------

Title:  VICE PRESIDENT
       --------------------------------

LINC CAPITAL MANAGEMENT, A DIVISION OF    LINC Capital Management, a division of
SCIENTIFIC LEASING INC.                   Scientific Leasing Inc.
EQUIPMENT SCHEDULE                        303 E. Wacker Drive.
                                          Chicago, Illinois 60601

Equipment Location:
                                          Master Lease Agreement No. 6029
3171 Los Feliz Blvd., Suite 203           Schedule No. 001
Los Angeles, CA 90039                     Acceptance Date:  September 30, 1995
                                                           --------------------
- --------------------------------------------------------------------------------

Equipment Description                     Equipment Cost: $516,934.14


The "Equipment" will consist of new ISDN ports, new dial-up modems, terminal servers and other new network and ancillary equipment related thereto as more fully described on Schedule "A" attached hereto and made a part hereof.
- --------------------------------------------------------------------------------

TERM AND RENTAL:                          Lease Term: 36 months

Lease Commencement Date:  November 1, 1995
                          ----------------

The term of this Schedule shall commence on the Acceptance Date and shall terminate on the Lease Expiration Date set forth below.

Periodic Lease Payments to be made: X monthly       quarterly
                                   ---         ---
                                           Lease Expiration Date:
                                                                  -----------
Periodic Lease Payments:

$ 16,821.55 per rental payment for the first thirty-six rental payments Followed by:

$ ________ per rental payment for the next _____________ rental payments Followed by:

$ ________  per rental payment for the next  _____________  rental payments

END OF TERM OPTIONS: Refer to Addendum No. 1 to the Master Lease Agreement for
End of Term Options
- --------------------------------------------------------------------------------

LlNC Capital Management, a division of Scientific Leasing Inc. (Lessor) hereby agrees to lease to the Lessee named below, and Lessee hereby agrees to lease and rent from Lessor the Equipment listed above, for the term and at the rental payments specified herein, all subject to the terms and conditions set forth herein and on the reverse side hereof and in the referenced Master Lease Agreement except as the same may be varied by the terms of this Schedule.

EARTHLINK NETWORK, INC.                   REED E. SLATKIN
(Lessee)                                  (Lessee)

By: /s/ Sky Dayton                        By: /s/ Reed E. Slatkin
    ------------------------------------      ---------------------------------
Title: Its President                      Title:  Director
       ---------------------------------         ------------------------------

Date: September 29,1995                   Date: September 29, 1995
    ------------------------------------        --------------------------------

ACCEPTED AT CHICAGO, ILLINOIS

LINC CAPITAL MANAGEMENT,
A DIVISION OF SCIENTIFIC LEASING INC.
(Lessor)

By: /s/ Mark K. Zimmerman
    -------------------------------------

Title: Vice President of Operations
      -----------------------------------

Date: 1/5/96
      -----------------------------------

EarthLink, Network
LINC Lease - Schedule 1
Amortization Schedule


                 TOTAL        12.19%                  REMAINING
- ---------------------------------------------------------------
               Payment      Interest     Principal    Balance               5.60
   10/1/95                                          516,934.14
  10/31/95    17,069.19     5,249.04    11,820.15   505,113.99
   11/1/95    16,821.55     5,129.01    11,692.54   493,421.45            1
   12/1/95    16,821.55     5,010.28    11,811.27   481,610.18            2
    1/1/96    16,821.55     4,890.35    11,931.20   469,678.98            3
    2/1/96    16,821.55     4,769.20    12,052.35   457,626.63            4
    3/1/96    16,821.55     4,646.82    12,174.73   445,451.90            5
    4/1/96    16,821.55     4,523.19    12,298.36   433,153.54            6
    5/1/96    16,821.55     4,398.31    12,423.24   420,730.30            7
    6/1/96    16,821.55     4,272.17    12,549.38   408,180.92            8
    7/1/96    16,821.55     4,144.74    12,676.81   395,504.11            9
    8/1/96    16,821.55     4,016.01    12,805.54   382,698.57           10
    9/1/96    16,821.55     3,885.99    12,935.56   369,763.01           11
   10/1/96    16,821.55     3,754.64    13,066.91   356,696.10           12
   11/1/96    16,821.55     3,621.95    13,199.60   343,496.50           13
   12/1/96    16,821.55     3,487.92    13,333.63   330,162.87           14
    1/1/97    16,821.55     3,352.53    13,469.02   316,693.85           15
    2/1/97    16,821.55     3,215.76    13,605.79   303,088.06           16
    3/1/97    16,821.55     3,077.61    13,743.94   289,344.12           17
    4/1/97    16,821.55     2,938.05    13,883.50   275,460.62           18
    5/1/97    16,821.55     2,797.07    14,024.48   261,436.14           19
    6/1/97    16,821.55     2,654.67    14,166.88   247,269.26           20
    7/1/97    16,821.55     2,510.81    14,310.74   232,958.52           21
    8/1/97    16,821.55     2,365.50    14,456.05   218,502.47           22
    9/1/97    16,821.55     2,218.71    14,602.84   203,899.63           23
   10/1/97    16,821.55     2,070.43    14,751.12   189,148.51           24
   11/1/97    16,821.55     1,920.65    14,900.90   174,247.61           25
   12/1/97    16,821.55     1,769.34    15,052.21   159,195.40           26
    1/1/98    16,821.55     1,616.50    15,205.05   143,990.35           27
    2/1/98    16,821.55     1,462.10    15,359.45   128,630.90           28
    3/1/98    16,821.55     1,306.14    15,515.41   113,115.49           29
    4/1/98    16,821.55     1,148.59    15,672.96    97,442.53           30
    5/1/98    16,821.55       989.45    15,832.10    81,610.43           31
    6/1/98    16,821.55       828.69    15,992.86    65,617.57           32
    7/1/98    16,821.55       666.29    16,155.26    49,462.31           33
    8/1/98    16,821.55       502.25    16,319.30    33,143.01           34
    9/1/98    16,821.55       336.54    16,485.01    16,658.00           35
   10/1/98    16,821.55       169.15    16,652.40         5.60           36

- --------------------------------------------------------------------------------


    VENDOR                    AMOUNT           INV DATE       INVOICE #           SERIAL #   #  DESCRIPTION
- --------------------------------------------------------------------------------------------------------------------------------
1   Eagle Electronics    $     321.24            7/11/95          116056               None      Phone Parts
2   Eagle Electronics    $     270.06            7/11/95          115959               None   6  Computer Rack
3   Network Appliances   $  87,889.64            7/19/95               1             D98570   1  50 GB Disk Subsystem
4   Eagle Electronics    $     120.00            7/19/95          116204               None   3  Adaptor
5   Eagle Electronics    $     743.68            7/19/95          116224               None   3  Motorola Radio
6   Solunet              $  27,550.10            7/20/95           11176            1A21448   4  Communications Device
                                                                                    1A22559      Communications Device
                                                                                    1A21779      Communications Device
                                                                                    1A20315      Communications Device
                                                                                  F451B1154   1  Channel Bank
                                                                                        N/A   4  High Speed Internal Modem
                                                                                   F449A324   1  Communications Device
7   Phase X Systems      $  10,820.00            7/21/95           12076               None   4  Computer Memory
8   Eagle Electronics    $     140.67            7/21/95           11621               None   1  Convertor
9   Solunet              $  38,777.50            7/24/95           11191      9390011925711   6  Access Device
                                                                              9390012286975      Access Device
                                                                              9390011915918      Access Device
                                                                              9390011815826      Access Device
                                                                             20009390003550      Access Device
                                                                                        N/A      Access Device
10  Virtual Networks     $   4,272.92            7/24/95             879           25024853   1  Router
11  Eagle Electronics    $     159.99            7/25/95          116291               None   4  Adaptor
12  Eagle Electronics    $      66.78            7/25/95          116308               None   2  Grounding Panel
13  Solunet              $     347.50            7/11/95           11219               None   1  Network Software
14  Eagle Electronics    $      30.30            7/26/95          116344               None   1  Printer Cable
15  Datatech             $   3,987.36            7/26/95           18801        55555002583   1  Router
16  Eagle Electronics    $     120.00             8/4/95          116550               None   3  Adapter
17  Eagle Electronics    $       6.44             8/1/95          116475               None   1  Patch Panel
18  Eagle Electronics    $     286.86             8/1/95          116474               None 100  Adapter Kit
19  Eagle Electronics    $     274.24             8/4/95          116541               None   1  Access Device
20  Eagle Electronics    $      84.10             8/2/95          116483               None   1  Patch Panel
21  Com-Net Industries   $   1,215.00            8/10/95         17091CN         H5225A0254   1  Access Device


                             Page 1

22  Eagle Electronics    $     346.13             8/7/95          116589               None   3  Access Device
23  Eagle Electronics    $      32.42             8/7/95          116588               None   1  Adapter
24  Eagle Electronics    $     344.67             8/8/95          116616               None  80  Patch Cords
25  Solunet              $  13,180.50             8/8/95           11349          F451B1297   3  Communications Device
                                                                                  M519B1316      Communications Device
                                                                                  F451B1167      Communications Device
26  Eagle Electronics    $     113.38            8/12/95          103866               None      Cables
27  Eagle Electronics    $     268.68            8/11/95          103861               None      Access Device
28  Eagle Electronics    $     289.84            8/18/95           16852               None   1  Phone Test Set
29  WP Elec & Comm       $     291.20            8/14/95            7082               None   1  Elec Installation & Parts
30  Eagle Electronics    $      42.09            8/16/95          116806               None   8  Cables
31  Solunet              $  13,963.55            8/15/95           11402            1A21074   2  Communications Device
                                                                                    1A22741      Communications Device
                                                                                  M519B1355   2  Channel Bank
                                                                                 LG512A3524      Channel Bank
32  Solunet              $  12,920.00            8/17/95           11409           N/A -SEC   2  Access Device
                                                                                   N/A -SEC      Access Device
33  U.S. Robotics, Inc   $   3,381.26             4/6/95          294750               None  15  Communications Device
34  Solunet, Inc.        $  15,226.55             5/5/95           10685           N/A -SEC   2  Channel Banks
                                                                                   N/A -SEC      Channel Banks
                                                                                    1A7106S   1  Communications Device
                                                                                    1A21146   1  Communications Device
                                                                                    5185120   1  Interface
35  Solunet, Inc.        $     940.50            4/19/95           10561          H525A0254   1  Signalling Device
36  Solunet, Inc.        $  51,608.00            6/27/95           11041        93901195363   8  Access Device
                                                                                        N/A      Access Device
                                                                              9390011915931      Access Device
                                                                              9390011925374      Access Device
                                                                              9390011915894      Access Device
                                                                              9390040127295      Access Device
                                                                              9390011925374      Access Device
                                                                                        N/A      Access Device
37  Solunet, Inc.        $  21,048.35            6/28/95           11062            1A47712   3  Communications Device
                                                                                    1A56132      Communications Device


                             Page 2

                                                                                    1A71133      Communications Device
                                                                                   F449A324   3  Channel Bank
                                                                                        N/A      Channel Bank
                                                                                        N/A      Channel Bank
38  Solunet, Inc.        $  13,208.00            6/1/95            10836           51981091   3  Channel Bank
                                                                                 GL512A3638      Channel Bank
                                                                                  M519B1207      Channel Bank
39  Solunet, Inc.        $  12,330.10            6/2/95            10844                RMA   2  Access Device
                                                                                        RMA      Access Device
40  Solunet, Inc.        $  47,042.50            6/9/95            10907            S200540   1  Communications Device
                                                                                        N/A   1  Communications Controller
                                                                          20009380000031862   6  Access Device
                                                                          20009380000067777      Access Device
                                                                          20009380000037261      Access Device
                                                                           2000938000006775      Access Device
                                                                          20009380015995522      Access Device
                                                                          20009380000037253      Access Device
                                                                                       None   1  Signalling Device
                                                                                       None   1  Communications Software
41  Solunet, Inc.        $   7,741.95            5/26/95           10810            1A77442   3  Communications Device
                                                                                    1A65672      Communications Device
                                                                                    1A34321      Communications Device
42  Solunet, Inc.            5,997.50            6/12/95           10926               None  15  Communications Device
43  Solunet, Inc.        $  24,721.70            6/2/95            10850      9380000031862   4  Access Device
                                                                              9380000006775      Access Device
                                                                              9390011925358      Access Device
                                                                          20009390048127297      Access Device
44  Solunet, Inc.        $  21,485.70            6/19/95           10987           N/A -SEC   3  High Speed Internal Modem
                                                                                       None   1  Communications Controller
                                                                                    1A23382   3  Communications Device
                                                                                    1A23633      Communications Device
                                                                                    1A23403      Communications Device
45  George Haney & Sons  $   7,290.00            9/1/95           42715                None      Air Conditioning Installation
46  Creative Computers   $   4,295.79            6/13/95          268140        FLS188Q4511   1  MAC Computer System

                             Page 3


47  Vision Communication $     841.64            5/31/95           13821           15304455   6  Phones
                                                                                   15201786      Phones
                                                                                   15101704      Phones
                                                                                   12603563      Phones
                                                                                   15304484      Phones
                                                                                   13102900      Phones
48  Vision Communication $     225.08            5/31/95           13819          14502793i   1  Console Phone
49  Vision Communication $     105.00            4/10/95           12015               None   1  Consulting
50  Vision Communication $  10,048.85            4/10/95           12016          15400010A   1  Phone System
51  Vision Communication $   1,875.35            6/16/95           14330          15310747i   6  Phones
                                                                                   13103321      Phones
                                                                                  15310756i      Phones
                                                                                   13109491      Phones
                                                                                   13102814      Phones
                                                                                   13102904      Phones
52  Vision Communication $     795.91            6/30/95           14886           25400840   1  Phone Controller
53  Vision Communication $   1,103.68            6/30/95           14834           15204838   8  Phones
                                                                                  15412868i      Phones
                                                                                  15412865i      Phones
                                                                                  15312350i      Phones
                                                                                  15304487i      Phones
                                                                                   13102679      Phones
                                                                                  15312531i      Phones
                                                                                  15312364i      Phones
54  Vision Communication $   1,707.10            6/5/95            13902          15412857i   9  Phones
                                                                                   15304579      Phones
                                                                                  15304530i      Phones
                                                                                   15304546      Phones
                                                                                  15312562i      Phones
                                                                                   15304574      Phones
                                                                                   13110315      Phones
                                                                                   15110254      Phones
                                                                                  15412872i      Phones
55  Vision Communication $     140.00            5/30/95           13717               None   1  Consulting/Installation

                             Page 4

56  Amex/Mac Warehouse       $  2,126.95            4/21/95        42769920        XB5113UW41X   1  MAC Computer System
57  Amex/Mac Warehouse       $    172.95            5/12/95        82705555               None   1  MAC Software
58  Amex/Mac Warehouse       $  1,256.00            5/18/95        04065215               None   2  MAC Memory
59  Amex/Mac Warehouse       $    292.00            5/24/95        04065215               None   1  MAC Peripheral Hardware
60  RM Consulting            $  2,922.75            8/1/95         RMC01909               None   2  Computer System
                                                                                          None      Computer System
61  RM Consulting            $    768.58            7/28/95        RMC01900               None   1  Computer System
62  GBH Distributing, Inc.   $    483.88            6/22/95          108403               None   3  Phone Headset
63  Eagle Electronics        $    207.56            6/1/95           115407               None      Networking Parts
64  Eagle Electronics        $    311.76            5/23/95          115017               None  48  Cables
65  Eagle Electronics        $    609.61            4/9/95           113990               None   6  Powerstrips/Cables
66  Eagle Electronics        $    142.53            5/11/95          114970               None   1  Equipment Rack
67  Eagle Electronics        $    379.05            5/12/95          115032               None  24  Cords/Cables
68  Eagle Electronics        $    429.80            5/24/95          115275               None      Cables/Wire
69  Eagle Electronics        $    179.57            5/17/95          114726               None   1  Patch Panel & Wire
70  Eagle Electronics        $    282.99            4/26/95          114537               None   3  Patch Panel & Parts
71  Eagle Electronics        $    355.25            4/27/95          114688               None   1  Patch Panel & Cables
72  Eagle Electronics        $    969.44            5/23/95          115212               None  24  Rack Mount Tray
73  Eagle Electronics        $     88.08            6/19/95          115734               None      Parts/Blocks/Cords
74  Eagle Electronics        $    400.98            6/14/95          115376               None  48  Cables
75  Eagle Electronics        $    128.60            6/14/95          115659               None  24  Surge Suppressor
76  Phase X Systems          $  9,497.00            5/18/95           11893            2P04332   1  Axil 320 Computer System
77  Phase X Systems          $  1,415.00            6/7/95            11957               None   1  Computer Software
78  Phase X Systems          $ 18,394.00            4/18/95           11807                N/A   2  AXIL Computer System
                                                                                           N/A      AXIL Computer System
79  Phase X Systems          $    953.00            5/4/95            11854               None   2  AXIL Graphics Card

                             $515,204.68
29  WP Elec & Comm               (291.20)           Installation and Labor not financed
45  George Haney & Sons        (7,290.00)           Installation of air conditioning not financed
80  RM Consulting               9,310.66            RM Consulting invoice number RMC02019 for a File Server System
                             -----------
                             $516,934.14
                                                                    Lesee's Initials           Lessor's Initials

                                                                     --------------             ---------------



                             Page 5

                                3-OCT-95

Column F (Serial #'s) abbreviations:

N/A= Not Available: Would require shutting our Network down - or is buried inside an active box.
N/A -Sec = Not Available: Equipment in locked security cabinet.
RMA = Not Available: Device at Vendor for Repair - May come back with different SN.
None = No Serial number on device or component - or is either software or labor.

Equipment Location
3171 Los Feliz Blvd., Suite 203
Los Angeles, CA  90039

LINC CAPITAL MANAGEMENT, A DIVISION OF    LINC Capital Management, a division of
SCIENTIFIC LEASING INC.                   Scientific Leasing Inc.
EQUIPMENT SCHEDULE                        303 E. Wacker Drive.
                                          Chicago, Illinois 60601

Equipment Location:
                                          Master Lease Agreement No. 6029
3171 Los Feliz Blvd., Suite 203           Schedule No. 003
Los Angeles, CA 90039                     Acceptance Date: February 6, 1996
                                                           -----------------
- --------------------------------------------------------------------------------

Equipment Description                     Equipment Cost: $369,081.99


The "Equipment" will consist of new Axil Computers, Ascend Communications System and other new network and ancillary equipment related thereto as more fully described on Schedule "A" attached hereto and made a part hereof.
- --------------------------------------------------------------------------------

TERM AND RENTAL:                          Lease Term: 36 months

Lease Commencement Date: April 1, 1996
                         -------------
The term of this Schedule shall commence on the Acceptance Date and shall terminate on the Lease Expiration Date set forth below.

Periodic Lease Payments to be made: X  monthly    quarterly
                                    --         ---
                                         Lease Expiration Date:
                                                                ----------------

Periodic Lease Payments:

$ 12,010.30 per rental payment for the first thirty-six rental payments Followed by:

$ ________ per rental payment for the next _____________ rental payments Followed by:

$ ________  per rental payment for the next  _____________  rental payments

END OF TERM OPTIONS: Refer to Addendum No. 2 to the Master Lease Agreement for
End of Term Options
- --------------------------------------------------------------------------------

LlNC Capital Management, a division of Scientific Leasing Inc. (Lessor) hereby agrees to lease to the Lessee named below, and Lessee hereby agrees to lease and rent from Lessor the Equipment listed above, for the term and at the rental payments specified herein, all subject to the terms and conditions set forth herein and on the reverse side hereof and in the referenced Master Lease Agreement except as the same may be varied by the terms of this Schedule.

EARTHLINK NETWORK, INC.                   REED E. SLATKIN
(Lessee)                                  (Lessee)

By: /s/ Sky Dayton                        By: /s/ Reed E. Slatkin
    ------------------------------------      ---------------------------------

Title: ITS PRESIDENT                      Title: DIRECTOR
       ---------------------------------         -----------------------------

Date:        1/31/96                      Date: 1/31/96
      --- ------------------------------       ------------------------------

ACCEPTED AT CHICAGO, ILLINOIS

LINC CAPITAL MANAGEMENT,
A DIVISION OF SCIENTIFIC LEASING INC.
(Lessor)

By: /s/ Mark K. Zimmerman
    ----------------------------------
Title:
       -------------------------------

Date:
      -------------------------------

              ADDITIONAL TERMS AND CONDITIONS TO EQUIPMENT SCHEDULE

 1. ERRORS IN ESTIMATED COST AND ADJUSTMENTS IN RENTAL. As used herein, "actual cost" means the total cost to Lessor of purchasing and delivering the Equipment to Lessee including, subject to Lessor's consent, taxes, transportation charges and other charges which may be applicable. The amount of each payment set forth in the Schedule are based on an estimate of actual cost, which estimate may, but need not, be set forth in the Schedule, and such amounts shall be adjusted proportionately (increased or decreased) if the actual cost of the Equipment differs from said estimate. Lessee hereby authorizes Lessor to adjust, if necessary, the amounts set forth in the Schedule to reflect actual cost when the actual cost is known and to add to the amount of each rental payment any sales, use or leasing tax that may be imposed on or measured by the rental payments. Lessor will inform Lessee of the adjustments in rent and/or security deposit necessary to reflect actual cost. If the actual cost of the Equipment exceeds the estimated cost by more than 10%, such increase, for purposes of lease hereunder, shall be subject to approval by Lessor. The rental payment set forth in this Schedule is 3.2541% of estimated equipment cost per month. If there shall be an increase in the yield on the 9.25%, three (3) year Treasury Notes maturing August, 1998 and yielding 6.10% per annum (the "Treasury Rate") as reported in the Wall Street Journal as of July 31, 1995 at the Acceptance Date, this Schedule and the Lease shall be amended to provide for an increase in rental which takes account of said increase in the Treasury Rate.

 2. INITIAL PAYMENT AND/OR SECURITY DEPOSIT. Lessee shall make a security deposit and/or initial payment as indicated in this Schedule upon execution of this Schedule. Any security deposit and/or initial payment paid by Lessee shall not be refundable to Lessee in the event that the term of this Lease does not commence unless on account of Lessee's rightful refusal to accept delivery of the Equipment. At Lessor's option any security deposit and/or initial payment made hereunder may be applied by Lessor to cure any default of Lessee, in which event Lessee shall promptly restore the security deposit and/or initial payment to their full amounts as set forth in this Schedule.
 If all the terms and conditions herein to be performed by Lessee are fully performed and all of Lessee's obligations hereunder are fully complied with, that portion of any security deposit not so applied shall be refunded to Lessee at the termination or expiration of this Lease.

 3. PURCHASE OPTION AND/OR RENEWAL OF LEASE TERM. If an event of default has not occurred under the Lease, Lessee, by giving Lessor not less than ninety
 (90) days' written notice by registered or certified mail prior to the expiration date of this Schedule, may, elect to (1) if applicable, purchase not less than all of the Equipment then leased hereunder, at the times and in the manner hereinafter specified, for an amount equal to that stated on the face of this Schedule, plus any applicable sales tax with respect thereto or (2) if applicable, renew the lease term of not less than all of the Equipment then leased hereunder for the period(s) and for the renewal rental(s) (payable in advance) stated on the face of this Schedule. If Lessee elects to exercise said purchase option, same shall be exercised on the day immediately following the date of expiration of the minimum lease term, and by the delivery at such time by Lessee to Lessor of payment, in cash or by certified check, of the amount of the purchase price for the Equipment as hereinbefore set forth. Upon payment of said purchase price for the Equipment, Lessor shall, upon request of Lessee, execute and deliver to Lessee a Bill of Sale for the equipment, on an "AS IS," "WHERE IS," "WITH ALL FAULTS" basis, without representations or warranties of any kind whatsoever. If Lessee exercises its purchase option and fails to make such payment, Lessee shall pay as additional rent for each month or fraction thereof after the end of the minimum lease term, an amount equal to the highest monthly payment set forth herein. If Lessee does not elect to exercise either of said options, Lessee shall return each item of equipment to Lessor, pursuant to and under the terms and conditions of Section 3 of the Lease. If Lessee fails to notify Lessor as provided herein or if Lessor and Lessee cannot agree on the purchase or renewal terms, then the term of this Lease shall be automatically extended at the highest rental provided in this Schedule, for successive three month periods unless and until terminated by either party giving to the other not less than three months' prior written notice by registered or certified mail of its intention to terminate at the end of the next succeeding extension period, and, upon termination of this Schedule, Lessee shall return all of the Equipment as provided in the Lease.

                                   SCHEDULE A

                             EARTHLINK NETWORK, INC.

                               LEASE NO. 6029-003


         VENDOR            AMOUNT   INVOICE DATE INVOICE #  SERIAL #                PRODUCT               NO. CHECK # DATE PAID
- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------

1 Ascend Communications  $44,400.00   11/06/95    14273-2   5441030      MAX-HPT1/PRI Base                 4    1062   01/18/96
                                                            5441031
                                                            5441032
                                                            5441033
                          $7,200.00   11/06/95    14273-2       n/a      Installed H/W opt. CCCC           4    1062   01/18/96
                          $2,400.00   11/06/95    14273-2       n/a      Installed soft opt. ISDN          4    1062   01/18/96
                         $86,400.00   11/06/95    14273-2       n/a      Slotcard 8 Channel V34 Modem     24    1062   01/18/96
                          $2,400.00   11/06/95    14273-2       n/a      Installed S/W opt. FR             4    1062   01/18/96
                         $55,500.00   11/06/95    14273-2   5441034      MAX-HPT1/PRI Base                 5    1062   01/18/96
                                                            5441035
                                                            5441037
                                                            5441038
                                                            5450063
                          $9,000.00   11/06/95    14273-2       n/a      Installed H/W opt. CCCC           5    1062   01/18/96
                          $3,000.00   11/06/95    14273-2       n/a      Installed soft opt. ISDN          5    1062   01/18/96
                        $108,000.00   11/06/95    14273-2       n/a      Slotcard 8 Channel V34 Modem     30    1062   01/18/96
                          $3,000.00   11/06/95    14273-2       n/a      Installed S/W opt. FR             5    1062   01/18/96
2 Ascend Communications   $2,034.00   11/20/95      17114       n/a      P50-IUBRI, Pipe 50/BRI-U          2    1062   01/18/96
                                                                          Interface
3 Ascend Communications   $2,148.00   12/04/95      16819       n/a      P25-IUBRI, Pipeline 25 BRI(U)     4    1062   01/18/96
                                                                          Syste
4 Axil Computer, Inc.    $43,599.99   12/06/95     804363       n/a      Axil 320 Base Unit w/out MB       3    1063   01/18/96


             TOTAL:     $369,081.99

                                                                      Lessee's Initials                      Lessors Initials

EQUIPMENT LOCATION:                                                   -----------------                      ----------------
  3171 Los Feliz Blvd
Los Angeles, CA 90039

EARTHLINK NETWORK, INC.
LEASE NO. 6029-003

AS OF 02/06/96



FUNDING:
Total Equipment Cost:                                $369,081.99
Less: First Lease Pmt due 4/11/96                     (12,010.30)
Less: Daily rent due for February 6-29 & March:       (22,018.88)
                                                     -----------

Total Amount Disbursed                               $335,052.81


SECURITY DEPOSIT:

Total Security Deposit:                               $48,811.50
Less: Last Lease Pmt due upfront for Sch 002          (31,738.03)
Less: Last Lease Pmt due upfront for Sch 003          (12,010.30)
                                                     -----------

Amount Remaining in Security Deposit:                  $5,063.17

LINC CAPITAL MANAGEMENT, A DIVISION OF                      LINC Capital Management, a division of
SCIENTIFIC LEASING INC.                                     Scientific Leasing Inc.
EQUIPMENT SCHEDULE                                          303 E. Wacker Drive.
                                                            Chicago, Illinois 60601
Equipment Location:
                                                            Master Lease Agreement No. 6029
3171 Los Feliz Blvd., Suite 203                             Schedule No. 002
Los Angeles, CA 90039                                       Acceptance Date:
                                                                            ----------------------
- --------------------------------------------------------------------------------------------------

Equipment Description                                       Equipment Cost: $975,324.45

The "Equipment" will consist of new ISDN ports, new dial-up modems, terminal servers and other new network and ancillary equipment related thereto as more fully described on Schedule "A" attached hereto and made a part hereof. All
Equipment shall be located in Los Angeles County, CA.

- --------------------------------------------------------------------------------------------------
TERM AND RENTAL:                                            Lease Term: 36 months
                                                                        --
Lease Commencement Date: February 1, 1996
                         ----------------

The term of this Schedule shall commence on the Acceptance Date and shall terminate on the Lease Expiration Date set forth below.

Periodic Lease Payments to be made: X monthly   quarterly   Lease Expiration Date:
                                   ---       ---                                  ----------------
Periodic Lease Payments:
$31,738.03   per rental payment for the first  thirty-six  rental payments
- -------------                                 --------------
Followed by:
$   - - - -  per rental payment for the next    - - - -    rental payments
- -------------                                 --------------
Followed by:
$  - - - -   per rental payment for the next    - - - -    rental payments
- -------------                                 --------------

END OF TERM OPTIONS: Refer to Addendum No. 2 to the Master Lease Agreement for
End of Term Options

- --------------------------------------------------------------------------------------------------

LINC Capital Management, a division of Scientific Leasing Inc. (Lessor) hereby agrees to lease to the Lessee named below, and Lessee hereby agrees to lease and rent from Lessor the Equipment listed above, for the term and at the rental payments specified herein, all subject to the terms and conditions set forth herein and on the reverse side hereof and in the referenced Master Lease
Agreement except as the same may be varied by the terms of this Schedule.



EARTHLINK NETWORK, INC.                      REED E. SLATKIN
(Lessee)                                     (Lessee)

By: /s/ Sky Dayton                           By:
   --------------------------------             --------------------------------
Title:                                       Title:
      -----------------------------                -----------------------------
Date:                                        Date:
     ------------------------------               ------------------------------


ACCEPTED AT CHICAGO, ILLINOIS

LINC CAPITAL MANAGEMENT,
A DIVISION OF SCIENTIFIC LEASING INC.
(Lessor)

By:
   --------------------------------
Title:
      -----------------------------
Date:
     ------------------------------

              ADDITIONAL TERMS AND CONDITIONS TO EQUIPMENT SCHEDULE

ERRORS IN ESTIMATED COST AND ADJUSTMENTS IN RENTAL. As used herein, "actual cost" means the total cost to Lessor of purchasing and delivering the Equipment to Lessee including, subject to Lessor's consent, taxes, transportation charges and other charges which may be applicable. The amount of each payment set forth in the Schedule are based on an estimate of actual cost, which estimate may, but need not, be set forth in the Schedule, and such amounts shall be adjusted proportionately (increased or decreased) if the actual cost of the Equipment differs from said estimate. Lessee hereby authorizes Lessor to adjust, if necessary, the amounts set forth in the Schedule to reflect actual cost when the actual cost is known and to add to the amount of each rental payment any sales, use or leasing tax that may be imposed on or measured by the rental payments. Lessor will inform Lessee of the adjustments in rent and/or security deposit necessary to reflect actual cost. If the actual cost of the Equipment exceeds the estimated cost by more than 10%, such increase, for purposes of lease hereunder, shall be subject to approval by Lessor. The rental payment set forth in this Schedule is 3.2541% of estimated equipment cost per month. If there shall be an increase in the yield on the 9.75%, three, (3) year Treasury Notes maturing September, 1998 and yielding 6.00% per annum (the "Treasury Rate") as reported in the Wall Street Journal as of September 29, 1995 at the Acceptance Date, this Schedule and the Lease shall be amended to provide for an increase in rental which takes account of said increase in the Treasury Rate.

                                 Earthlink Sheet

- ------------------------------------------------------------------------------
Vendor                Amount         Inv Date       Invoice #       Serial #
- ------------------------------------------------------------------------------

Anixter              $4,280.00       09/15/95          34957        P950789266
Anixter              $4,550.00       09/06/95         154599        3095050055
Ascend              $35,700.00       09/19/95          14273        5380244
Ascend             $178,500.00       09/27/95          14272        5390683
                                                                    5390684
                                                                    5390685
                                                                    5390686
                                                                    5390687
Ascend               $1,017.00       10/19/95          15045
Cisco               $12,000.00       12/07/95        1157103        2454133
Cisco               $69,520.00       09/12/95        1112048        73000079
                                                                    1862544
                                                                    01958563,02133563
                                                                    1930190
Cisco               $12,800.00       09/14/95        1113394        1937275
Cisco                $7,996.00       09/05/95        1108044
Cisco               $22,000.00       10/22/95        1144987        2168741
Datatech             $3,223.00       09/26/95          20187
Micro Elec.          $5,035.00       10/19/95         249530        B. Wenger
Phase X              $4,905.00       08/29/95          12169
Phase X             $38,151.00       08/29/95          12170
Progressive Network  $4,245.00       08/09/95            128        SKU:S100SG00435
Solunet             $40,950.00       09/18/95          11745
Solunet             $30,892.00       09/20/95          11774
Solunet              $2,670.00       10/02/95          11908
Solunet              $5,061.00       10/18/95          12071
Solunet             $11,820.00       10/12/95          12030
Solunet             $24,378.80       09/26/95          11815
Solunet             $24,378.00       09/26/95          11822
Solunet            $163,800.00       09/21/95          11789
Solunet             $17,444.00       10/25/95          12145
Axil/Phase X         $5,692.00       11/03/95          12326
Axil/Phase X        $48,783.00       11/03/95          12325
Axil/Phase X        $22,700.00       11/03/95          12323
Corporate Source    $12,250.00       10/30/95          42780
Corporate Source     $2,925.00       10/23/95           4278
Network Appliances $100,892.65       10/24/95           1341        2157
Network General     $49,220.00       10/25/95        A128538        208,844
                                                                    208,691
                                                                    208,859
Hal Computers        $3,466.00       11/30/95
Hal Computers        $4,080.00       11/30/95         EL2010


Total              $975,324.45



- ------------------------------------------------------------------------------
No.    Description                    Location           Date Paid     Check #
- ------------------------------------------------------------------------------

1  VA Line Interactive UPS           3171 Los Feliz        11/08/95      1030
1  DSU/CSU                           3171 Los Feliz        11/08/95      1030
1  Max-HPT1/PIRI Base                 3171 Los Feliz       10/27/95      1016
1  Max-HPT1/PRI Base                 3171 Los Feliz        10/27/95      1016
1  Max-HPT1/PRI Base                 3171 Los Feliz
1  Max-HPT1/PRI Base                 3171 Los Feliz
1  Max-HPT1/PRI Base                 3171 Los Feliz
1  Max-HPT1/PRI Base                 Santa Clarita POP
1  P50-IUBRI                         3171 Los Feliz        11/08/95      1032
1  RSP2 Route Switch                 3171 Los Feliz        11/21/95      1043
1  CISCO7513 13-slot                 3171 Los Feliz        11/21/95      1043
1  FDDI Multi-Mode I/f Proc
2  HSSI I/F Proc
1  8 Port Serial I/F Proc
1  Spare 6 Port Ethernet             3171 Los Feliz        11/21/95      1043
   Ciscoworks/Sun v2.1               3171 Los Feliz        11/21/95      1043
1  Memory, Serial Board              3171 Los Feliz        11/21/95      1043
1  UPS                               3171 Los Feliz        11/08/95      1034
1  Micron Computer                   3171 Los Feliz        11/08/95      1010
1  85MHz 64MB                        3171 Los Feliz        10/19/95      1010
3  9OMHz 64MB                        3171 Los Feliz        10/19/95      1011
1  Real Audio Server 40                                    10/19/95      1025
1  MAX                                                     11/02/95      1026
6  MP/8 & 2 TSU 600                  3171 Los Feliz        11/03/95      1026
3  LattisHub                         3171 Los Feliz        11/03/95      1026
2  LattisHub & 3 TSU                 3171 Los Feliz        11/03/95      1026
4  LattisHub & 10 Hawks              3171 Los Feliz        11/03/95      1026
3  MP/16 & 2 PM                                            11/03/95      1026
3  MP/16 & 2 PM                                            11/03/95      1026
4  MAX                                                     11/03/95      1026
4  TSU 600 x24 voice Port            3171 Los Feliz        11/08/95      1038
1  Dual Processor                    3171 Los Feliz        12/11/95      1050
3  320 SPARC                         3171 Los Feliz        10/31/95      1017
5  245 SPARC                         3171 Los Feliz        10/31/95      1017
5  16 MB & 64MB SIMM                 3171 Los Feliz        12/11/95      1049
5  16MB Kit                          3171 Los Feliz        11/08/95      1288
1  49 GB RAID                        3171 Los Feliz        11/08/95      1036
1  Sniffer                           3171 Los Feliz        11/08/95      1037
1                                                         Cashier's Check
1
1  BBS Server                        3171 Los Feliz        12/07/95      9954
2  486 PC: 100MHz                    3171 Los Feliz        12/07/95      9954

Lessee's Initials:                Lessor's Initials:

                             EARTHLINK NETWORK, INC.

                                   SCHEDULE A
                           EQUIPMENT SCHEDULE 6029-004



                                                                            INVOICE                   INVOICE        INVOICE
QUANTITY   EQUIPMENT DESCRIPTION      LOCATION             VENDOR            NUMBER      SERIAL NO.    AMOUNT        BREAKDOWN
2          PRI Base                  Pasadena, CA Ascend Communications      19093-1     6060933                        22,200.00
                                                                                         6060935
2          H/W Opt.                                                                                                      3,600.00
12         Slotcard 8 Channel V34 Modem                                                                                 43,200.00
2          Installed S/W Opt. FR                                                                                         1,200.00
2          Installed Soft Opt ISDN                                                                                       1,200.00
2          PRI Base                                                                      6060930                        22,200.00
                                                                                         6060934
2          Installed H/W Opt.                                                                                            3,600.00
12         Slotcard 8 Channel V34 Modem                                                                                 43,200.00
2          Installed S/W Opt. FR                                                                                         1,200.00
2          Installed Soft Opt ISDN                                                                                       1,200.00
2          PRI Base                                                                      6060931                        22,200.00
                                                                                         6060932
2          Installed H/W Opt.                                                                                            3,600.00
12         Slotcard 8 Channel V34 Modem                                                                                 43,200.00
2          Installed S/W Opt. FR                                                                                         1,200.00
2          Installed Soft Opt ISDN                                                                                       1,200.00
           Freight                                                                                                         287.04
                                                                                                       -----------
                                                                                                       $214,487.04

2          PRI Base                  Pasadena, CA Ascend Communications 19093            6020070                        22,200.00
                                                                                         6020071
2          Installed H/W Opt.                                                                                            3,600.00
12         Slotcard 8 Channel V34 Modem                                                                                 43,200.00
2          Installed S/W Opt. FR                                                                                         1,200.00
2          Installed Soft Opt ISDN                                                                                       1,200.00
           Freight                                                                                                          89.24
                                                                                                        -----------
                                                                                                        $71,489.24

                                               Total Equipment Cost:                                   $285,976.28    $285,976.28


Lessee's Initials                                                                                       Lessor's Initials
                 ----------                                                                                              ----------

                        [EARTHLINK NETWORK, INC. - CHECK]